SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement only

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment, of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 27, 2015

Dear Stockholders:

On behalf of the Board of Directors of Town Sports International Holdings, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on Thursday, June 11, 2015 at 10:00 a.m. (New York City time) at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019.

A full set of proxy materials was sent on or about April 27, 2015 to our stockholders of record as of the close of business on April 20, 2015. We also provided access to our proxy materials over the Internet beginning on that date. Some beneficial owners will receive from their bank, broker or other nominee a “Notice of Internet Availability of Proxy Materials” rather than a full set of proxy materials. If you did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice or on pages 55-56 of this Proxy Statement. The formal Notice of Annual Meeting and the Proxy Statement follow.

It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. To have your vote recorded, you should vote over the Internet. In addition, if you have requested or received a paper copy of the proxy materials, you may vote by signing, dating and returning the proxy card sent to you in the envelope accompanying the proxy materials sent to you. We encourage you to vote by any of these methods even if you currently plan to attend the Annual Meeting.

If you decide to attend the Annual Meeting, you can still vote your shares in person if you wish. Please let us know whether you plan to attend the meeting by indicating your plans when prompted over the Internet voting system or, if you have received a paper copy of the proxy materials, by marking the appropriate box on the proxy card sent to you. If you plan to attend the Annual Meeting, please bring proof of ownership and valid picture identification (such as a driver’s license or passport) with you to the meeting, as proof of ownership and your picture identification will serve as your admittance pass to the meeting. If you choose to vote over the Internet or, if you have received a paper copy of the proxy materials, by completing the proxy card sent to you, and later decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Daniel Gallagher

Chief Executive Officer and President

PROXY VOTING METHODS

If at the close of business on April 20, 2015, you were a stockholder of record, you may vote your shares by proxy through the Internet or by mail, or you may vote in person at the Annual Meeting. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or other nominee. To reduce our administrative and postage costs, we ask that you vote through the Internet which is available 24 hours a day, seven days a week. You may revoke your proxies at the times and in the manners described on page 2 of the Proxy Statement.

If you are a stockholder of record and are voting by proxy, your vote must be received by 11:59 p.m. (New York City time) on June 10, 2015 to be counted.

To vote by proxy:

BY INTERNET

•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•	You will need the 12-digit Control Number included on your proxy card to obtain your records and to complete an electronic proxy card.

BY MAIL

•	Mark your selections on your proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

If you hold your shares in street name you may also submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

5 Penn Plaza (4th Floor)

New York, New York 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 10:00 A.M. ON THURSDAY, JUNE 11, 2015

TO THE STOCKHOLDERS OF TOWN SPORTS INTERNATIONAL HOLDINGS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Town Sports International Holdings, Inc., a Delaware corporation (the “Company”), will be held at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019 on Thursday, June 11, 2015 at 10:00 a.m. (New York City time) for the following purposes:

(1)  To elect eight members of the Company’s Board of Directors listed in the attached Proxy Statement;

(2)  To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015;

(3)  To approve, in a non-binding, advisory vote, the compensation paid to our named executive officers;

(4)  To approve the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective April 2, 2015) (the “Amended Stock Incentive Plan”);

(5)  To approve the Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan (2015 Amendment and Restatement) (the “Amended Bonus Plan”); and

(6)  To act upon such other business as may properly come before the Annual Meeting or any adjournments of such meeting that may take place.

Only stockholders of record at the close of business on April 20, 2015 will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of 10 days prior to the meeting during regular business hours at the offices of the Company.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you currently plan to attend the Annual Meeting in person, please vote over the Internet or, if you received a paper copy of the proxy materials, complete, date, sign and promptly mail the paper proxy card sent to you. You may revoke your proxy if you attend the Annual Meeting and wish to vote your shares in person. If you receive more than one Notice of Internet Availability of Proxy Materials and/or Proxy Card because your shares are registered in different names and addresses, you should ensure that you vote all of your shares by voting over the Internet or, if you received a paper copy of the proxy materials, by signing and returning each Proxy Card, to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

Daniel Gallagher

Chief Executive Officer and President

New York, New York

April 27, 2015

YOUR VOTE IS VERY IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, VOTE OVER THE INTERNET OR, IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, COMPLETE, DATE, SIGN AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Page
General	1
Voting	1
Proxies	2
Voting Shares Without Attending the Annual Meeting	3
Voting Shares in Person at the Annual Meeting	3
Admission to the Annual Meeting	3
Solicitation	3
Deadline for Receipt of Stockholder Proposals	4
PROPOSAL ONE — ELECTION OF DIRECTORS	5
Nomination and Standstill Agreement	5
Letter Agreement with Farallon	5
General	5
Required Vote	7
Recommendation of the Board of Directors	7
PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	8
General	8
Fees Billed to the Company by PricewaterhouseCoopers LLP	8
Pre-Approval Policies and Procedures	8
Required Vote	9
Recommendation of the Board of Directors	9
PROPOSAL THREE — ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	10
General	10
Required Vote	10
Recommendation of the Board of Directors	10
PROPOSAL FOUR — APPROVAL OF TOWN SPORTS INTERNATIONAL HOLDINGS, INC. 2006 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 2, 2015)	11
General	11
Description of the Amended Stock Incentive Plan	11
Certain U.S. Federal Income Tax Consequences	15
Stock Awards Previously Granted under the Existing Stock Incentive Plan	17
Required Vote	17
Recommendation of the Board of Directors	17
PROPOSAL FIVE — APPROVAL OF AMENDED AND RESTATED TOWN SPORTS INTERNATIONAL HOLDINGS, INC. 2006 ANNUAL PERFORMANCE BONUS PLAN (2015 AMENDMENT AND RESTATEMENT)	18
General	18
Description of the Plan	18
Required Vote	20
Recommendation of the Board of Directors	20
CORPORATE GOVERNANCE AND BOARD MATTERS	21
Director Independence	21
Board Structure	21
Board Committees and Meetings	21
Committee Membership	22
Risk Management	25
Communicating with the Board of Directors	25
Corporate Governance Documents	25
Director Compensation for the 2014 Fiscal Year	25
Compensation Committee Interlocks and Insider Participation	27
OWNERSHIP OF SECURITIES	28
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	31
EXECUTIVE OFFICERS	32
EXECUTIVE COMPENSATION	33
Compensation Discussion and Analysis	33
Compensation Committee Report	43
Equity Compensation Plan Information	43
Summary Compensation Table	44
2014 Grants of Plan-Based Awards	45
Narrative Supplement to the Summary Compensation Table and the 2014 Grants of Plan-Based Awards Table	45
Outstanding Equity Awards at End of the 2014 Fiscal Year	48
Option Exercises and Stock Vested in the 2014 Fiscal Year	50

2

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

5 Penn Plaza (4th Floor)

New York, New York 10001

PROXY STATEMENT

General

This Proxy Statement is furnished to the stockholders of record of Town Sports International Holdings, Inc., a Delaware corporation (“Town Sports” or the “Company”), as of April 20, 2015, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, June 11, 2015, and at any adjournments of such meeting that may take place. The Annual Meeting will be held at 10:00 a.m. (New York City time) at Crowne Plaza Times Square, 1605 Broadway, New York, New York 10019. A proxy statement was sent on or about April 27, 2015 to our stockholders of record as of the close of business on April 20, 2015. We also provided access to our proxy materials over the Internet beginning on that date. We have been notified that some beneficial owners will receive from their bank, broker or other nominee a “Notice of Internet Availability of Proxy Materials” rather than a full set of proxy materials. If you did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice or on pages 55-56 of this Proxy Statement.

Voting

The specific matters to be considered and acted upon at the Annual Meeting are:

(i) To elect eight members of the Company’s Board of Directors (the “Board”) as listed herein;

(ii) To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

(iii) To approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as described herein;

(iv) To approve the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective April 2, 2015) (the “Amended Stock Incentive Plan”);

(v) To approve the Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan (2015 Amendment and Restatement) (the “Amended Bonus Plan”); and

(vi) To act upon such other business as may properly come before the Annual Meeting.

These matters are described in more detail in this Proxy Statement.

On April 20, 2015, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 24,600,679 shares of the Company’s common stock were issued and outstanding. No shares of the Company’s preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on April 20, 2015. Stockholders may not aggregate their votes in the election of directors.

The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the meeting during regular business hours at the offices of the Company.

The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions, broker non-votes and withheld votes are each counted as present for the purpose of determining the presence of a quorum.

With respect to the election of the members of the Board, if a quorum is present at the Annual Meeting, the eight nominees who receive the greatest number of votes properly cast (in person or by proxy) by holders of stock entitled to vote in the election will be elected as directors. Proposal No. 2 (ratification of auditors), Proposal No. 3 (advisory vote on executive compensation), Proposal No. 4 (approval of the Amended Stock Incentive Plan) and Proposal No. 5 (approval of the Amended Bonus Plan) must be approved by the affirmative vote of the holders of a majority of the shares of the common stock present at the Annual Meeting, in person or by proxy, and having voting power.

Abstentions and Withheld Votes: With respect to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld. Votes that are withheld will not have any effect on the outcome of the election of directors. Abstentions will have the effect of a vote “against” Proposal No. 2 (ratification of auditors), Proposal No. 3 (advisory vote on executive compensation), Proposal No. 4 (approval of the Amended Stock Incentive Plan) and Proposal No. 5 (approval of the Amended Bonus Plan).

Broker Non-Votes:    Broker non-votes occur when shares held by a bank, broker or other nominee are not voted with respect to a proposal because (1) the bank, broker or other nominee has not received voting instructions from the stockholder who beneficially owns the shares and (2) the bank, broker or other nominee lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, Proposal No. 1 (election of directors), Proposal No. 3 (advisory vote on executive compensation), Proposal No. 4 (approval of the Amended Stock Incentive Plan) and Proposal No. 5 (approval of the Amended Bonus Plan) are considered non-discretionary matters and a bank, broker or other nominee will lack the authority to vote shares at his/her discretion. Proposal No. 2 (ratification of auditors) is considered a discretionary matter and a bank, broker or other nominee will be permitted to exercise his/her discretion. Broker non-votes will have no effect on the outcome of Proposal No. 1 (the election of directors) and will have the effect of a vote “against” Proposal No. 3 (advisory vote on executive compensation), Proposal No. 4 (approval of the Amended Stock Incentive Plan) and Proposal No. 5 (approval of the Amended Bonus Plan).

While the voting results relating to executive compensation is not binding on the Company, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.

All votes will be tabulated by the inspector of election appointed for the meeting.

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and the Company will not independently provide stockholders with any such right.

Proxies

Unless revoked, all proxies representing shares entitled to vote that are delivered pursuant to this solicitation will be voted at the Annual Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. Where a choice has not been specified on the proxy card, the proxy will be voted FOR the election of all the nominated directors listed herein, unless the authority to vote for the election of such directors is withheld. In addition, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal No. 2 (ratification of auditors), FOR the approval of Proposal No. 3 (advisory vote on executive compensation), FOR the approval of Proposal No. 4 (approval of the Amended Stock Incentive Plan) and FOR the approval of Proposal No. 5 (approval of the Amended Bonus Plan) described in this Proxy Statement and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before 11:59 p.m. (New York City time) on June 10, 2015 by filing with the Corporate Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

Voting Shares Without Attending the Annual Meeting

If you are a stockholder of record you may vote by granting a proxy:

•

By Internet — If you have Internet access, you may submit your vote by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 12-digit Control Number included on your proxy card in order to vote by Internet.

•

By Mail — You may vote by mail by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name you may also submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions and the deadlines for such submissions.

Internet voting facilities will close at 11:59 p.m. (New York City time) on June 10, 2015 for the voting of shares held by stockholders of record. Mailed proxy cards with respect to shares held of record must be received no later than June 10, 2015.

Voting Shares in Person at the Annual Meeting

First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy (“legal proxy”) from the record holder (bank, broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet or proxy card so that your vote will be counted even if you later were to decide not to attend the Annual Meeting.

Admission to the Annual Meeting

Please let us know whether you plan to attend meeting by indicating your plans when prompted over the Internet voting system or, if you have received a paper copy of the proxy materials, by marking the appropriate box on the proxy card sent to you. If you plan to attend the Annual Meeting, please bring proof of ownership and valid picture identification (such as a driver’s license or passport) with you to the meeting, as the proof of ownership and your picture identification will serve as your admittance pass to the meeting. If your shares are held beneficially in the name of a bank, broker or other nominee and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Town Sports International Holdings, Inc. shares, such as a bank or brokerage account statement.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material or otherwise provide access to this material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, or other means (including by directors, officers or employees of the Company, to whom no additional compensation will be paid for any such services).

Deadline for Receipt of Stockholder Proposals

In order to be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2016 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company at its principal executive offices in New York, New York, on or before December 29, 2015.

Our bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, any proposal for consideration at the 2016 Annual Meeting of Stockholders submitted by a stockholder (other than for inclusion in the Company’s Proxy Statement pursuant to Rule 14a-8) must be delivered to or mailed and received by the Corporate Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on January 13, 2016 and not later than the close of business on February 12, 2016; and in any event such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in the By-Laws. The proxy solicited by the Board for the 2016 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

Nomination and Standstill Agreement

Pursuant to a nomination and standstill agreement we entered into with the PW Group Stockholders and the HG Vora Group Stockholders, in each case, as defined below, (collectively, the “Walsh/Vora Stockholders”) on March 24, 2015, we increased the size of the Board to eight members and appointed each of Mark A. McEachen, Patrick Walsh and L. Spencer Wells to the Board (collectively, the “Walsh/Vora Directors”), and agreed to include each of them on the Company’s slate of directors for the 2015 Annual Meeting, along with existing directors Bruce C. Bruckmann, Thomas J. Galligan III and Robert J. Giardina (collectively, the “TSI Legacy Directors”) and to solicit proxies for their election. If any of the Walsh/Vora Directors is unable or unwilling to serve for any reason as a nominee at the 2015 Annual Meeting or a director at any time until the date that is ten business days prior to the date by which stockholders must submit director nominations for the Company’s 2016 Annual Meeting (the “Covered Period”), and the Walsh/Vora Stockholders continue to own in the aggregate at least 5% of the Company’s common stock, the Waslh/Vora Stockholders will be entitled to nominate a replacement who is qualified and independent under the applicable NASDAQ and SEC rules and reasonably acceptable to, and approved by, the Board. If any of the TSI Legacy Directors is unable or unwilling to serve for any reason as a nominee at the 2015 Annual Meeting or a director at any time during the Covered Period, the size of the Board will be reduced from eight to seven members and no individual will be nominated for election or appointed as a director to replace such TSI Legacy Director. As part of the nomination and standstill agreement, the Walsh/Vora Stockholders withdrew their nomination notice dated January 7, 2015 pursuant to which the Walsh/Vora Stockholders had nominated a slate of six director nominees to stand for election at the 2015 Annual Meeting and agreed to vote in favor of the Company’s nominees listed below. In connection with the nomination and standstill agreement, the PW Group Stockholders and the HG Vora Group Stockholders have each agreed that through the end of the Covered Period they will not, when taken together with each of their affiliates and any other persons with whom they may be a Section 13(d) group, exceed ownership of 17.49% of the then outstanding shares of the Company’s common stock and have also agreed to certain other standstill provisions through the end of the Covered Period, subject to certain exceptions.

Letter Agreement with Farallon

Concurrently with the execution of the nomination and standstill agreement, at the invitation of the Company, Farallon, our largest stockholder, entered into an agreement with the Company pursuant to which the Board appointed each of Martin J. Annese and Jason M. Fish to the Board. In addition, as part of the letter agreement, the Company agreed to include Mr. Annese and Mr. Fish (together, the “Farallon Directors”) on its slate of directors at the 2015 Annual Meeting and to recommend and solicit proxies for their election and Farallon agreed to vote in favor of the nominees listed below. If either Mr. Annese or Mr. Fish is unable or unwilling to serve for any reason as a nominee at the 2015 Annual Meeting or a director at any time prior to the thirty days prior to the 2016 Annual Meeting, Farallon will be entitled to nominate a replacement who is qualified and is independent under the applicable NASDAQ and SEC rules and is reasonably acceptable to, and approved by, the Board.

General

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) and consistent with the agreements described above, the Board has proposed for election at the Annual Meeting the eight individuals listed below to serve, subject to the By-Laws, as directors of the Company. All of the nominees for director currently serve as directors.

All directors are elected annually, and serve until the next Annual Meeting of the Stockholders and until the election and qualification of their successors. All of the nominees have consented to be named and, if elected, to serve, and management has no reason to believe that any of them will be unavailable to serve. If any nominee is unwilling or unable to stand for re-election (which is not anticipated), the Board may reduce its size or designate a substitute, provided that any such designation will be consistent with the agreements described above. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. It is intended that the proxies delivered pursuant to this solicitation will be voted for the election of all such persons except to the extent the proxy is specifically marked to withhold such authority with respect to one or more of such persons. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named. Set forth below is certain information concerning the nominees, as of April 15, 2015.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS.

Name	Age	Position
Martin J. Annese	56	Director
Bruce C. Bruckmann	61	Director
Jason M. Fish	57	Director
Thomas J. Galligan III	70	Director
Robert J. Giardina	57	Chairman
Mark A. McEachen	57	Director
Patrick Walsh	39	Director
L. Spencer Wells	44	Director

Martin J. Annese has served as a director since March 24, 2015. Mr. Annese has served as principal of MJA consulting since May 2012 and has served as a Board Advisor to Ratner Companies since August 2014. From April 2008 until May 2012, Mr. Annese served as Chief Operating Officer of the Company. Prior to joining the Company, from 1993 through 2005, Mr. Annese held executive positions at Starbucks Coffee Company and Pepsico Inc.

Bruce C. Bruckmann has served as a director since December 1996. Since 1995, Mr. Bruckmann has served as a Managing Director of Bruckmann, Rosser, Sherrill & Co. and its successors, which we refer to in this Proxy Statement as “BRS”, a private equity firm. From 1983 until 1994, Mr. Bruckmann served as an officer and subsequently a Managing Director of Citicorp Venture Capital, Ltd. Mr. Bruckmann is currently a director of Mohawk Industries, Inc., H&E Equipment Services, Inc., and Heritage-Crystal Clean, Inc. Mr. Bruckmann also serves on the board of three private companies.

Jason M. Fish has served as a director since March 24, 2015 and previously served as a director from December 1996 until May 2010. Mr. Fish is a private investor and Co-Founder, Chief Investment Officer, and a Board member of Alliance Partners, LLC, an asset manager and lender focused on serving financial institutions by optimizing their asset strategies. Mr. Fish co-founded CapitalSource in June 2000, and from September 2000 through December 2006, was employed by CapitalSource as its President through 2005 and as its Chief Investment Officer and Vice Chairman in 2006. Prior to founding CapitalSource, Mr. Fish was employed from 1990 to 2000 by Farallon Capital Management, L.L.C., serving as a managing member from 1992 to 2000. Before joining Farallon, Mr. Fish worked at Lehman Brothers Inc. from 1981 to 1990. Mr. Fish also serves on the boards of two private companies.

Thomas J. Galligan III has served as a director since March 2007 and was our Chairman of the Board from March 2010 until February 25, 2015. Mr. Galligan served as Executive Chairman and a member of the board of directors of Papa Gino’s Holdings Corp. from April 2009 until February 2014. From October 2008 through March 2009, Mr. Galligan was Chairman and Chief Executive Officer of Papa Gino’s, and from May 1996 until October 2008, he was Chairman, Chief Executive Officer and President. Prior to joining Papa Gino’s in March 1995 as Executive Vice President, Mr. Galligan held executive positions at Morse Shoe, Inc. and PepsiCo, Inc. Mr. Galligan is currently a director of Bay State Milling Co., Delta Services of Massachusetts and H&E Equipment Services, Inc.

Robert J. Giardina has been our Chairman of the Board since March 24, 2015, had previously served as Executive Chairman from February 25, 2015 through March 24, 2015 and has been a director since March 2010.

He was appointed President and Chief Executive Officer of the Company in March 2010 and served as Chief Executive Officer from January 10, 2014 until February 25, 2015. Mr. Giardina was previously a member of our Board of Directors from March 2006 until March 2008. From September 2009 to March 2010, Mr. Giardina was employed as the Chief Executive Officer of JTL Enterprises. Mr. Giardina originally joined the Company in 1981 and served as President and Chief Operating Officer from 1992 to 2001, and as Chief Executive Officer from January 2002 through October 2007.

Mark A. McEachen has served as a director since March 24, 2015. Mr. McEachen has been Chief Executive Officer of The Dolan Company, a provider of business information and professional services to the legal, financial, real estate and business sectors, since June 2014. From May 2009 to June 2013, Mr. McEachen held a variety of senior positions at Freedom Communications, Inc, including Chief Operating Officer and Chief Financial Officer. He is a director at BJ’s Restaurants, Inc. and Education Management Corporation. Prior to 2009, Mr. McEachen held a variety of executive positions at Fabrik, Inc., BridgeCo Inc., Excite@Home and Transamerica Financial.

Patrick Walsh has served as a director since March 24, 2015. Mr. Walsh is the Chief Executive Officer of PW Partners Atlas Funds, LLC, the general partner of various investment funds, and its affiliates, which he founded in August 2012. From September 2011 through August 2012 , Mr. Walsh was Managing Partner of PWK Partners, LLC, an investment firm. From March 2008 through September 2011, Mr. Walsh served as partner at Oak Street Capital Management, LLC, an investment firm. From August 2004 through February 2008, Mr. Walsh was Vice President at Deutsche Bank Securities, Inc. He also serves as a director of BJ’s Restaurants, Inc., an owner and operator of casual dining restaurants, since June 2014 a director of Famous Dave’s of America, Inc., an owner, operator and franchisor of barbecue restaurants, since April 2013.

L. Spencer Wells has served as a director since March 24, 2015. Mr. Wells has been a Partner of Drivetrain Advisors, LLC, an advisory firm focused on providing fiduciary services to investors in the alternative investment industry, since he co-founded the firm in December 2013. He served as a Senior Advisor to TPG Special Situations Partners (“TSSP”), the credit investing arm of TPG Capital, from January 2012 to July 2013. He was a Partner of TSSP from September 2010 to January 2012. Mr. Wells was a Partner and Portfolio Manager at Silver Point Capital, L.P., an alternative investment manager specializing in distressed credit, from September 2002 to July 2009. Mr. Wells is currently a director of Advanced Emission Solutions, Inc. and serves on the board of several private companies.

Required Vote

Directors are elected by the affirmative vote of a plurality of the votes cast by the holders of common stock present in person or represented by proxy and entitled to vote on the election of directors. Withheld votes will have no effect on the outcome of the vote with respect to the election of directors. Broker non-votes will have no effect on the outcome of the vote for the election of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board (the “Audit Committee”) has appointed the firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, including each quarterly interim period, and the Board is asking the stockholders to ratify this appointment.

Although stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP is not required, the Board considers it desirable for the stockholders to pass upon the selection of the independent registered public accounting firm. If the stockholders fail to ratify the appointment, it will be considered notice to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

A representative from PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Fees Billed to the Company by PricewaterhouseCoopers LLP

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2013 and 2014, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years and for other services rendered during those fiscal years on behalf of the Company were as follows:

Category	2013	2014
Audit Fees(1)	$1,666,000	$1,574,650
Tax Fees(2)	$10,433	$—
All Other Fees(3)	$3,000	$2,000

(1)	Audit fees are for fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (i) the audits of the Company’s annual consolidated financial statements and internal control over financial reporting, including services related to statutory audits of certain of our subsidiaries, (ii) reviews of unaudited interim financial statements included in the Company’s quarterly reports on Form 10-Q and (iii) reviews of documents filed with the Securities and Exchange Commission (“SEC”).

(2)	Tax fees include services related to sales and use tax consulting services.

(3)	All other fees are related to online research access.

The Audit Committee has determined that the provision of services discussed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP from the Company.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

As early as practicable in each fiscal year, the independent registered public accounting firm provides the Audit Committee with a schedule of the audit and other services that it expects to provide or may provide during the fiscal year. The schedule is specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee by resolution authorizes or declines the proposed services. Upon approval, the schedule serves as the budget for fees by specific activity or service for the fiscal year.

Additional services proposed to be provided by the independent registered public accounting firm or proposed revisions to services already approved may be presented to the Audit Committee for its consideration and approval at any time. The request is required to be specific as to the nature of the proposed service and other details that the Audit Committee may request. The Audit Committee intends by resolution to authorize or decline authorization for each proposed new service.

The Audit Committee pre-approved 100% of the audit and all other services provided by the independent registered public accounting firm for the fiscal years ended December 31, 2013 and 2014.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and having voting power is required to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP. Abstentions will have the effect of a vote “against” this proposal. We believe that there can be no broker non-votes with respect to Proposal No. 2 because banks, brokers and other nominees should have discretion under current stock exchange rules to vote uninstructed shares on Proposal No. 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL THREE — ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

General

In accordance with the requirements of Section 14A of the Exchange Act and the related rules promulgated by the SEC, we are asking our stockholders to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed beginning on page 33 of this proxy statement. In connection with this vote, stockholders may also wish to consider the discussion regarding the “Compensation Committee” beginning on page 22. While the results of this vote are advisory, our Compensation Committee intends to carefully consider the results of this vote when making future compensation decisions.

The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

In particular, as discussed in “Executive Compensation — Compensation Discussion and Analysis,” stockholders should note the following:

•	Our executive compensation program is designed to closely link rewards to executives with performance that leads to the creation of stockholder value.

•

In particular, a substantial portion of compensation for our senior executives consists of performance-based annual cash incentives and long-term equity incentives, which play a significant role in aligning management’s interests with those of our stockholders.

•

Our annual cash incentives for our senior executives are determined on the basis of our Adjusted EBITDA performance, budgeted revenue, return on assets and qualitative individual performance factors related to our operational and strategic objectives.

•	The Company uses perquisites and personal benefits on a limited basis.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and having voting power is required to approve the compensation paid to our named executive officers. Abstentions and broker non-votes will have the effect of a vote “against” this proposal. Although the vote is non-binding, the Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR — APPROVAL OF TOWN SPORTS INTERNATIONAL HOLDINGS, INC. 2006 STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 2, 2015)

General

We maintain our current Town Sports International Holdings, Inc. 2006 Stock Incentive Plan, last amended and restated effective March 1, 2011 (the “Existing Stock Incentive Plan” or the “Stock Incentive Plan”) for the benefit of eligible employees, consultants and non-employee directors of the Company. The proposed Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective April 2, 2015) (the “Amended Stock Incentive Plan”), which was unanimously adopted by the Board, subject to stockholder approval at the Annual Meeting, would increase the aggregate number of shares of our common stock issuable under the Existing Stock Incentive Plan by 500,000 shares from 3,000,000 shares to a total of 3,500,000 shares. This increase of 500,000 shares represents approximately 2% of the outstanding shares of common stock of the Company as of April 15, 2015. The Board believes that it is desirable to increase the total number of shares available under the Existing Stock Incentive Plan in order to attract, motivate and retain employees and non-employee directors of, and consultants to, the Company because the current share reserve under the Existing Stock Incentive Plan is expected to be fully utilized in the near term. As of April 15, 2015, there are 34,730 shares remaining under the Existing Stock Incentive Plan.

In voting to approve the Amended Stock Incentive Plan, the stockholders of the Company are also approving the Section 162(m) performance goals under the Amended Stock Incentive Plan (as described below) so that certain incentive awards granted under the Amended Stock Incentive Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly-held companies (other than the chief financial officer). Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years.

If the Amended Stock Incentive Plan is approved by the stockholders, it will become effective as of April 2, 2015, the date it was approved by the Board. Unless terminated earlier by the Company’s Board of Directors, the Amended Stock Incentive Plan will terminate on April 2, 2025. If the requisite stockholder approval of the Amended Stock Incentive Plan and the Section 162(m) performance goals is not obtained, the Existing Stock Incentive Plan will terminate on May 30, 2016. If such approval is not obtained, the Company may continue to grant awards under the Existing Stock Incentive Plan in accordance with its terms and the current share reserve under the Existing Stock Incentive Plan. However, awards under the Existing Stock Incentive Plan (other than stock options and stock appreciation rights) granted after the Company’s annual stockholder meeting in 2016 will not constitute “performance-based” compensation under Section 162(m) of the Code, and accordingly, may not be deductible by the Company depending on the facts and circumstances.

The following description of the Amended Stock Incentive Plan is a summary of its principal provisions and is qualified in its entirety by reference to the Amended Stock Incentive Plan attached hereto as Appendix A.

Description of the Amended Stock Incentive Plan

Administration.    The Amended Stock Incentive Plan is administered by a committee (the “Committee”), which is intended to consist of two or more non-employee directors, each of whom is, (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3 and (ii) with respect to actions intended to comply with the exception for performance-based compensation under Section 162(m) of the Code an “outside director” as defined under Section 162(m) of the Code and (iii) an independent director as defined under NASD Rule 5605(a); provided that with respect to the application of the Amended Stock Incentive Plan to non-employee directors, the Amended Stock Incentive Plan will be administered by the Board (and references to the Committee include the Board for this purpose). Currently, the Compensation Committee of the Board serves as the Committee under the Existing Stock Incentive Plan.

The Committee has full authority to administer and interpret the Amended Stock Incentive Plan, to grant discretionary awards under the Amended Stock Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award and to make all other determinations in connection with the Amended Stock Incentive Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The terms and conditions of individual awards are set forth in written agreements that are consistent with the terms of the Amended Stock Incentive Plan. Awards under the Amended Stock Incentive Plan may not be made on or after April 2, 2025, except that awards (other than stock options or stock appreciation rights) that are intended to be “performance-based” under Section 162(m) of the Code will not be made after the first annual stockholder meeting in the fifth year following the year in which the last stockholder approval of the performance goals set forth in the Amended Stock Incentive Plan, as described below, occurred (i.e., May, 2020, assuming the Section 162(m) performance goals described below are approved by the Company’s stockholders at the Annual Meeting).

Eligibility and Types of Awards.    All the Company’s employees, consultants and non-employee directors are eligible to be granted nonqualified stock options, stock appreciation rights, performance shares, restricted stock, and other stock-based awards. In addition, the Company’s employees and employees of the Company’s affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the Amended Stock Incentive Plan. As of December 31, 2014, we employed approximately 8,000 employees. The market value of the underlying shares of Common Stock on April 15, 2015 was $6.85 per share.

Available Shares.    The aggregate number of shares of common stock which may be issued or used for reference purposes under the Amended Stock Incentive Plan or with respect to which awards may be granted may not exceed 3,500,000 shares, which may be either authorized and unissued shares of our common stock or shares of common stock held in or acquired for the treasury of the Company. In general, if awards under the Amended Stock Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the Amended Stock Incentive Plan.

The maximum number of shares of our common stock with respect to which any stock option, stock appreciation right or shares of restricted stock that are subject to the attainment of specified performance goals and intended to satisfy Section 162(m) of the Code and may be granted under the Amended Stock Incentive Plan during any fiscal year to any eligible employee or consultant will be 250,000 shares (per type of award). The total number of shares of our common stock with respect to all awards that may be granted under the Amended Stock Incentive Plan during any fiscal year to any eligible employee or consultant will be 250,000 shares. There are no annual limits on the number of shares of our common stock with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to eligible employees or consultants. The maximum value at grant of shares of our common stock with respect to any award of performance shares to an eligible employee or consultant during any fiscal year is $1,000,000. The maximum number of shares of our common stock with respect to which any stock option (other than incentive stock options), stock appreciation right, or other stock-based award that may be granted under the Amended Stock Incentive Plan during any fiscal year to any non-employee director will be 250,000 shares (per type of award). The total number of shares of our common stock with respect to all awards that may be granted under the Amended Stock Incentive Plan during any fiscal year to any non-employee director will be 250,000 shares.

The Amended Stock Incentive Plan requires that the Committee appropriately adjust the individual maximum share limitations described in the immediately preceding paragraph, the aggregate number of shares of our common stock available for the grant of awards and the exercise price of an award to reflect any change in the Company’s capital structure or business by reason of certain corporate transactions or events.

Awards Under the Amended Stock Incentive Plan.    The following types of awards are available under the Amended Stock Incentive Plan:

Stock Options.    The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of our common stock. The Committee will determine the number of shares of our common stock subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value).

Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price (i) in cash, check, bank draft or money order, (ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price, or (iii) on such other terms and conditions as may be acceptable to the Committee.

Stock Appreciation Rights.    The Committee may grant stock appreciation rights (which are referred to herein as “SARs”) either alone or in conjunction with any other award. A SAR is a right to receive a payment in shares of our common stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by an SAR will be the fair market value of our common stock on the date of grant. The Committee may also grant “limited SARs,” which may become exercisable only upon the occurrence of a change in control (as defined in the Amended Stock Incentive Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

Restricted Stock.    The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to such shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Section 162(m) of the Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the Amended Stock Incentive Plan and discussed in general below.

Performance Shares.    The Committee may award performance shares either alone or in addition to other awards granted under the Amended Stock Incentive Plan. Each performance share represents the right to receive one share of our common stock or the cash equal vent thereof at the end of a specified performance period. The performance goals for performance shares will be set by the Committee and will be based on one or more of the objective criteria set forth on Exhibit A to the Amended Stock Incentive Plan and discussed in general below. A minimum level of acceptable achievement will also be established by the Committee. If, by the end of the performance period, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance shares. To the extent earned, the performance shares will be paid to the recipient at the time and in the manner determined by the Committee in cash, shares of our common stock or any combination thereof.

Other Stock-Based Awards.    The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units) under the Amended Stock Incentive Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The Committee shall determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for such other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the Amended Stock Incentive Plan and discussed in general below.

Performance Goals.    The Committee may grant awards of restricted stock, performance shares, and other stock-based awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Committee. These performance goals will be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Committee:

•	earnings per share;

•	operating income;

•	net income;

•	cash flow;

•	gross profit;

•	gross profit return on investment;

•	gross margin;

•	gross margin return on investment;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	total shareholder return;

•	economic value added;

•

specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	the fair market value of the shares of the Company’s common stock;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; or

•	reduction in expenses.

To the extent permitted by law, the Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including:

•	restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges;

•	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

•	a change in accounting standards required by generally accepted accounting principles.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Committee, in its sole discretion.

In addition, all performance goals may be based upon the attainment of specified levels of performance by the Company (or subsidiary, division or other operational unit of the Company) under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control.    Unless otherwise determined by the Committee at the time of grant or in a written employment agreement, awards subject to vesting and/or restrictions will fully vest upon a change in control (as defined in the Amended Stock Incentive Plan) of the Company. In addition, such awards will be, in the discretion of the Committee, (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by the Company for an amount equal to the excess of the price of a share of the Company’s common stock paid in a change in control over the exercise price of the award(s), or (iii) cancelled if the price of a share of the Company’s common stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

Amendment and Termination.    Notwithstanding any other provision of the Amended Stock Incentive Plan, the Board may at any time amend any or all of the provisions of the Amended Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the Amended Stock Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant; provided further, however, that the approval of the Company’s stockholders will be obtained to the extent required by Delaware law, Sections 162(m) and 422 of the Code, Rule 16b-3 of the Exchange Act, The Nasdaq Global Market or the rules of such other applicable stock exchange, as specified in the Amended Stock Incentive Plan.

Miscellaneous.    Awards granted under the Amended Stock Incentive Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the Amended Stock Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Accordingly, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Stock Options.    In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not be entitled to an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described above, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

Nonqualified Stock Options.    A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of common stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

Certain Other Tax Issues.    In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, and (iii) if the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes levied on employees and the denial of a compensation deduction to the Company with respect to such excess amounts. Officers and directors of the Company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.

The Amended Stock Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Amended Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

Stock Awards Previously Granted under the Existing Stock Incentive Plan

The following table sets forth information on awards of stock options under the Existing Stock Incentive Plan since its adoption in 2006.

Name and Position	Stock Option Grants # of Shares Covered
Robert J. Giardina, Chairman, Former Executive Chairman and Former Chief Executive Officer	307,873
Daniel Gallagher, Chief Executive Officer and President	383,853
Carolyn Spatafora, Chief Financial Officer	—
Paul L.W. Barron, Chief Information Officer	7,500
David M. Kastin, Senior Vice President — General Counsel & Corporate Secretary	146,831
Scott R. Milford, Senior Vice President — Human Resources	109,066
Martin J. Annese, Director	285,000
Bruce C. Bruckmann, Director	2,000
Jason M. Fish, Director	4,000
Thomas J. Galligan III, Director	18,315
Mark. A. McEachen, Director	—
Patrick Walsh, Director	—
L. Spencer Wells, Director	—

All Current Executive Officers as a Group	667,626
All Non-Executive Directors as a Group	617,188
All Employees, Other than Executive Officers, as a Group	1,615,295

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and having voting power is required to approve the Amended Stock Incentive Plan. Abstentions and broker non-votes will have the effect of a vote “against” this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED STOCK INCENTIVE PLAN.

PROPOSAL FIVE — APPROVAL OF AMENDED AND RESTATED TOWN SPORTS INTERNATIONAL HOLDINGS, INC. 2006 ANNUAL PERFORMANCE BONUS PLAN

(2015 AMENDMENT AND RESTATEMENT)

General

The Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan (the “Prior Bonus Plan”) was initially effective in May 2006 and is being amended and restated as the Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan (2015 Amendment and Restatement) (the “Amended Bonus Plan”). In this proposal, we are asking our stockholders to approve the Amended Bonus Plan.

In voting to approve the Amended Bonus Plan, the stockholders of the Company are also approving the Section 162(m) performance goals under the Amended Bonus Plan (as described below) so that certain incentive awards granted under the Amended Bonus Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly-held companies other than the chief financial officer. Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years.

If the Amended Bonus Plan is approved by the stockholders, the Company will continue to be able to grant certain incentive awards under the Amended Bonus Plan to executive officers that may qualify as exempt performance-based compensation under Section 162(m) of the Code. If the requisite stockholder approval of the Amended Bonus Plan and the Section 162(m) performance goals is not obtained, the Company may continue to grant awards under the Prior Bonus Plan in accordance with its terms, however, awards under the Prior Bonus Plan granted after the Company’s 2015 Annual Meeting will not constitute “performance-based” compensation under Section 162(m) of the Code, and accordingly, may not be deductible by the Company depending on the facts and circumstances.

The following description of the Amended Bonus Plan is a summary of its principal provisions and is qualified in its entirety by reference to the Amended Bonus Plan attached hereto as Appendix B.

Description of the Plan

Purpose.    The Amended Bonus Plan is a bonus plan designed to provide certain of our key employees (including each “covered employee” as defined in Section 162(m) as of December 31, 2014) with incentive compensation based upon the achievement of pre-established performance goals. As of December 31, 2014, there were approximately 13 such persons eligible based on established criteria utilized by the compensation committee. The Amended Bonus Plan is intended to comply with the performance based compensation exemption from Section 162(m) of the Code. The purpose of the Plan is to attract and retain key employees and to motivate these employees to promote our profitability and growth.

Administration.    The Amended Bonus Plan is to be administered and operated by the Compensation Committee of our Board of Directors. The Compensation Committee may delegate its authority under the Amended Bonus Plan, except in cases where such delegation would disqualify compensation paid under the Amended Bonus Plan which is intended to be exempt under Section 162(m) of the Code.

Determination of Awards.    Prior to the beginning of each performance period, or at such later time as determined by the compensation committee, the compensation committee will (i) select the participants in the Amended Bonus Plan and (ii) determine for each participant the performance goal(s) applicable to, and the method for computing the amount payable upon achievement of such performance goal(s) in connection with, any award; provided, that for any award intended to qualify for the performance based compensation exemption from Section 162(m) of the Code, the Compensation Committee will make such determinations prior to the performance period or at such later time as permitted by applicable provisions of the Code. No participant may receive a bonus under the Amended Bonus Plan, with respect of any fiscal year, in excess of $2,000,000.

Under the Amended Bonus Plan, participants are eligible to receive bonus awards contingent upon the attainment of certain target levels of, or a specified increase or decrease (as applicable) in the following criteria or such other criteria determined by the Compensation Committee: (i) earnings per share; (ii) operating income; (iii) net income; (iv) cash flow; (v) gross profit; (vi) gross profit return on investment; (vii) gross margin return on investment; (viii) gross margin; (ix) working capital; (x) earnings before interest and taxes; (xi) earnings before interest, tax, depreciation and amortization; (xii) return on equity; (xiii) return on assets; (xiv) return on capital; (xv) return on invested capital; (xvi) net revenues; (xvii) gross revenues; (xviii) revenue growth; (xix) total stockholder return; (xx) economic value added; (xxi) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; (xxii) the fair market value of the shares of the common stock; (xxiii) the growth in the value of an investment in the common stock assuming the reinvestment of dividends; or (xxiv) reduction in expenses.

The Compensation Committee may determine at the time the performance goals are established that certain adjustments will be made in evaluating whether the performance goals have been met to take into account, in whole or in part, in any manner specified by the Compensation Committee, in its sole discretion, any one or more of the following: (A) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges, (B) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (C) a change in tax law or accounting standards required by generally accepted accounting principles. Performance goals may also be based upon individual participant performance goals, as determined by the Compensation Committee, in its sole discretion. In addition, performance goals may be based upon the attainment of specified goals attained by, or with respect to, the Company, or any subsidiary, division or other operational unit or business segment of the Company, or based upon performance under one or more of the measures described above relative to the performance of other corporations. The Compensation Committee may, at the time the performance goals are established, determine to: (x) designate additional business criteria on which the performance goals may be based or (y) adjust, modify or amend the aforementioned business criteria.

Following the end of each performance period, and before any payments are made under the Amended Bonus Plan, the Compensation Committee will certify in writing the satisfaction of the performance goal(s) for any performance goals applicable to any award. If the applicable performance goals in respect of an award that is not intended to comply with the performance based compensation exemption from Section 162(m) of the Code are not met or satisfied, the Compensation Committee may pay to the participant a discretionary amount in respect of such award.

Payment of Awards.    Awards will be paid in cash and/or stock after the end of the performance period in which they are earned, as determined by the committee, but not later than the later of (i) March 15 after the end of the applicable year and (ii) two and one-half months after the expiration of the fiscal year in which the performance period with respect to which the bonus is earned ends. Unless otherwise determined by the committee, no bonus (or pro rata portion) will be payable to any individual whose employment has ceased prior to the date such bonus is paid.

Amendment and Termination of Amended Bonus Plan.    Our Board of Directors or the Compensation Committee may at any time amend, suspend, discontinue or terminate the Amended Bonus Plan, subject to stockholder approval if such approval is necessary to continue to qualify the amounts payable under the Amended Bonus Plan under Section 162(m) of the Code or any other applicable law or regulation if such amounts are intended to be so qualified. The Amended Bonus Plan will remain in effect until such time as it is terminated by the Board of Directors or the Compensation Committee.

Tax Consequences.    The following is a brief summary of the principal U.S. federal income tax consequences of transactions under the Amended Bonus Plan, based on current U.S. federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things does not described state, local or foreign tax consequences. In general, a participant in the Amended Bonus Plan will recognize ordinary compensation income upon receipt of a bonus under the Amended Bonus Plan equal to the amount of such bonus. Income and payroll taxes are required to be withheld by the participant’s employer on the amount of ordinary income resulting to the participant from receipt of the bonus. The amount recognized as ordinary compensation income to a participant may be deductible by the participant’s employer for federal income tax purposes.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and having voting power is required to approve the Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan (2015 Amendment and Restatement). Abstentions and broker non-votes will have the effect of a vote “against” this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED TOWN SPORTS INTERNATIONAL HOLDINGS, INC. 2006 ANNUAL PERFORMANCE BONUS PLAN (2015 AMENDMENT AND RESTATEMENT).

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Board affirmatively has determined that a majority of our current directors — Messrs. Bruckmann, Fish, Galligan, McEachen, Walsh and Wells — are independent under, and as required by, the listing standards of The Nasdaq Stock Market, with respect to board and committee service. Mr. Giardina and Mr. Annese are not considered independent due to Mr. Giardina’s employment with the Company, most recently as Executive Chairman and prior that, as Chief Executive Officer, and Mr. Annese’s employment with the Company as Chief Operating Officer until May 11, 2012. The Board had determined that each of Paul N. Arnold, J. Rice Edmonds, John H. Flood III and Kevin McCall, our former directors who resigned on March 24, 2015 in connection with the entry into of the nomination and settlement agreement with the Walsh/Vora Stockholders and the letter agreement with Farallon, was independent. In making its independence determinations, the Board considers and reviews any commercial, charitable and employment transactions and relationships known to the Board (including those identified through annual directors’ questionnaires) that exist between us and our subsidiaries and the entities with which certain of our directors, director nominees or members of their immediate families are, or have been, affiliated.

Board Structure

Since the time of our initial public offering in 2006, it has been our policy to separate the positions of Chief Executive Officer and Chairman of the Board of Directors. As Chairman of the Board, Mr. Giardina will lead the Board of Directors. This structure allows our Chief Executive Officer, Mr. Gallagher, to focus his time and energy on running the day-to-day operations of our Company. We believe that our Chief Executive Officer and our Chairman have an excellent working relationship and open lines of communication.

The Board currently has eight members and the following four committees: Audit; Compensation; Nominating and Corporate Governance and Executive. Pursuant to the nomination and standstill agreement with the Walsh/Vora Stockholders and the letter agreement with Farallon, the Board has fixed the size of each committee at three directors, with the chairman of each committee to be selected by majority vote of such committee. Each committee currently contains one of the Walsh/Vora Directors, one of the Farallon Directors and one of the TSI Legacy Directors.

Board Committees and Meetings

The Board held twelve (12) meetings during the fiscal year ended December 31, 2014, which is referred to in this Proxy Statement as the “2014 Fiscal Year”. In the 2014 Fiscal Year, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served (in each case, for meetings held during the period in the 2014 Fiscal Year for which such director served).

The Board meets in executive session, without the presence of any of the Company’s officers, at least twice per year and upon the request of any independent director. Currently, all directors are independent, other than Mr. Giardina who is not considered to be independent due to his recent employment with the Company and Mr. Annese, due to his employment with the Company until May 2012.

All members of the Board are encouraged to attend the Company’s annual meeting of stockholders. All of our directors serving at that time were present at the 2014 annual meeting of our stockholders.

Committee Membership

The following table sets forth the name of each non-employee director and the Board committee on which each such director is currently a member:

Name	Audit		Compensation		Nominating and Corporate Governance		Executive
Martin J. Annese
Bruce C. Bruckmann					X		X
Jason M. Fish	X		X		X		X	*
Thomas J. Galligan III	X	*	X
Robert J. Giardina
Mark A. McEachen			X	*
Patrick Walsh					X	*	X
L. Spencer Wells	X

*	Committee Chair.

Audit Committee

The Audit Committee appoints our independent registered public accounting firm, reviews the plan for and the results of the independent audit, approves the fees of our independent registered public accounting firm, reviews with management and the independent registered public accounting firm our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves certain transactions between Town Sports and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a charter approved by the Board. The Audit Committee currently consists of three members of our Board: Jason M. Fish, Thomas J. Galligan III (Chair), and L. Spencer Wells. Each member of our Audit Committee is independent, as independence is defined for purposes of Audit Committee membership by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Audit Committee held twelve (12) meetings during the 2014 Fiscal Year.

The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, as required by Nasdaq rules. In addition, the Board has determined that Mr. Galligan satisfies the Nasdaq rule requiring that at least one member of the Audit Committee of our Board have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board has also determined that Mr. Galligan is an “audit committee financial expert” as defined by the SEC.

Compensation Committee

The Compensation Committee of our Board evaluates performance and establishes and oversees executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for our executive officers. The Compensation Committee also administers our stock incentive plans and approves the grant of equity awards, the timing of the grants and the number of shares for which equity awards are to be granted to our executive officers and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a charter approved by the Board. The Compensation Committee currently consists of three members of our Board: Jason M. Fish, Thomas J. Galligan III, and Mark, A. McEachen (Chair). Each member of the Compensation Committee is independent, as required by the listing standards of Nasdaq. In addition, each member is an “outside director,” as defined under applicable federal tax rules and a “non-employee director,” as defined under the applicable rules and regulations of the SEC. In fulfilling its responsibilities, the Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee held seven (7) meetings during the 2014 Fiscal Year.

When considering decisions concerning the compensation of the executive officers listed in the Summary Compensation Table (the “Named Executive Officers”) (other than the Chief Executive Officer), the Compensation Committee asks for the Chief Executive Officer’s recommendations, including his evaluation of each Named Executive Officer’s performance. Each December, in connection with the preparation of the Company’s annual budget for the immediate succeeding fiscal year, the Chief Executive Officer and the Chief Financial Officer review the compensation of all key employees of the Company, including the Named Executive Officers. Once the Chief Executive Officer and the Chief Financial Officer have finalized the budget, the compensation component of the budget for the Named Executive Officers is submitted to the Compensation Committee for its review and approval. Following its approval, the entire proposed budget is submitted to Board for its review and approval.

No Named Executive Officer has a role in determining or recommending compensation for outside directors.

In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In the past, the Compensation Committee has retained the services of Axiom Consulting Partners (“Axiom”), an outside compensation consultant, periodically and most recently in 2012, to review the executive and director compensation programs of the Company as it pertains to the Chief Executive Officer, the other executive officers and the non-employee members of the Board of Directors. The Compensation Committee did not retain Axiom or any other compensation consultant in the 2014 Fiscal Year.

In early 2015, the Compensation Committee engaged the compensation consultant, Pearl Meyer & Partners, LLC, to assist it in the process of determining modifications to compensation for the Named Executive Officers in connection with the management transition when Mr. Giardina became Executive Chairman and Mr. Gallagher was appointed as Chief Executive Officer and President, including modifications to the executive severance agreements of the other Named Executive Officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board selects nominees to be recommended to the Board for nomination for election as directors and for any vacancies in such positions. Following the entry into agreements with the Walsh/Vora Stockholders and Farallon, the Nominating and Corporate Governance Committee has and will select nominees consistent with the terms of such agreements for so long as such agreements continue in effect. The Nominating and Corporate Governance Committee also oversees the evaluation of our Board and management and oversees our Code of Ethics and Business Conduct. The Nominating and Corporate Governance Committee also performs other duties and responsibilities as set forth in a charter approved by the Board. The Nominating and Corporate Governance Committee currently consists of three members of our Board: Bruce C. Bruckmann, Jason M. Fish, and Patrick Walsh (Chair). Each member of the Nominating and Corporate Governance Committee is independent, as independence is defined for purposes of Nominating and Corporate Governance Committee membership by the listing standards of Nasdaq. The Nominating and Corporate Governance Committee held one (1) meeting during the 2014 Fiscal Year.

The Board seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. In that regard, in identifying ore reviewing proposed candidates for membership on the Board of Directors, the Nominating and Corporate Governance Committee considers all factors it deems appropriate, including the terms of the agreements with the Walsh/Vora Stockholders and Farallon. The Nominating and Corporate Governance Committee considers director nominees on a case-by-case basis, and therefore has not formalized any specific, minimum qualifications that it believes must be met by a director nominee, identified any specific qualities or skills that it believes are necessary for one or more of our directors to possess, or formalized a process for identifying and evaluating nominees for director, including nominees recommended by stockholders. Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the many factors that the Nominating and Corporate Governance Committee considers, are the benefits to the Company of gender and racial diversity in board composition.

Please see the descriptions of the respective backgrounds of each of our directors set forth on pages 6-7. We believe that the current directors bring expertise, leadership skills and institutional knowledge that make them valuable to the Company. In particular:

•

Mr. Annese: Mr. Annese has extensive knowledge in the areas of operations, strategic initiatives, finance and real estate through his experience as a senior member of management at Starbucks, Pepsico and the Company.

•

Mr. Bruckmann: Mr. Bruckmann has extensive experience overseeing the operations of many companies in which the private equity firm he helped found, Bruckmann, Rosser, Sherrill & Co., LP, has invested, having been an investor and/or board member of over 20 companies over the last 25 years. Mr. Bruckmann is also a lawyer, and is a member of the bars of New Jersey and New York. As a result of Mr. Bruckmann’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies. Mr. Bruckmann also has significant experience with the Company and the Company’s industry as a result of his service as a director of our Company since 1996.

•

Mr. Fish: Mr. Fish has extensive experience in financial analysis. Mr. Fish also has significant experience with the Company and the Company’s industry as a result of his service as a director of our Company from 1996 through 2010.

•

Mr. Galligan: Mr. Galligan has extensive experience as an executive, serving as Chairman, Chief Executive Officer and President of Papa Gino’s Holding Corp for 14 years. Mr. Galligan has also held executive positions at Morse Shoe, Inc. and PepsiCo., Inc. Mr. Galligan also has experience as a director of other public companies. As a result of Mr. Galligan’s experience, he has a comprehensive understanding of financial statements and financial and operational matters affecting public companies.

•

Mr. Giardina joined the Company in 1981, and as a result, has extensive experience both in the Company’s industry and with many facets of the Company’s day-to-day operations, having held the titles of President and Chief Operating Officer, Chief Executive Officer and Executive Chairman.

•	Mr. McEachen has financial expertise, senior management experience as a chief executive, operating and financial officer and public company board experience.

•

Mr. Walsh has an extensive background in financial analysis, broad understanding of the operational, financial and strategic issues facing public companies, and significant experience in the hospitality industry through past investments.

•

Mr. Wells has extensive experience as a corporate director and in the management of equity and debt investment funds with a focus on the analysis of private and public companies, strategic planning, and portfolio management.

The Nominating and Corporate Governance Committee’s policy is to consider director candidates that are recommended by stockholders. The Nominating and Corporate Governance Committee will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources, subject to the terms of the nomination and standstill agreement with the Walsh/Vora Stockholders and the letter agreement with Farallon. Stockholders wishing to bring a nomination for a director candidate at a stockholders’ meeting must give written notice to our Corporate Secretary, pursuant to the procedures set forth in the section of this Proxy Statement titled “Communicating with the Board of Directors” and subject to the deadline set forth in the section titled “Deadline for Receipt of Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and our By-Laws.

Executive Committee

The Board of Directors has granted to the Executive Committee, subject to certain limitations set forth in its charter, the broad responsibility of exercising the authority of the Board of Directors in the oversight of our business during the intervals between meetings of the Board of Directors. The Executive Committee meets only as necessary and held five (5) meetings during the 2014 Fiscal Year.

Risk Management

The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. During each meeting of the Board of Directors, management discusses with the Board the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. For example, at Board meetings, the Board will discuss with management factors affecting the Company’s financial risk, which may include, among others, events impacting revenue, cost saving initiatives, and capital expenditure budgets and results; factors affecting the Company’s operations, including, among others customer satisfaction, logistics related to the opening of new clubs or closing of clubs, hiring and promotion plans for club and corporate personnel, marketing programs, and factors related to regulatory and legal compliance, including, among others, updates of pending litigation, discussions with contract counterparties, and relevant regulatory updates.

Communicating with the Board of Directors

Stockholders and other interested parties may communicate with the Board, including the non-management directors as a group, by writing to the Board, c/o Corporate Secretary, Town Sports International Holdings, Inc. at 5 Penn Plaza (4th Floor), New York, New York 10001. Inquiries will be reviewed by the Company’s Corporate Secretary and will be distributed to the appropriate members of the Board depending on the facts and circumstances outlined in the communication received. For example, if a complaint concerning accounting, internal accounting controls or auditing matters was received, it would be forwarded by the Corporate Secretary to the Audit Committee. The Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate.

Corporate Governance Documents

The Board has adopted a Code of Ethics and Business Conduct that applies to all officers, directors and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct can be accessed in the “Investor Relations — Corporate Governance” section of our website at www.mysportsclubs.com. In accordance with, and to the extent required by, the rules and regulations of the SEC, we intend to post on our website waivers or implicit waivers (as such terms are defined in Item 5.05 of Form 8-K of the Exchange Act) and amendments of the Code of Ethics and Business Conduct that apply to any of our directors and executive officers, including our principal executive officer, principal financial officer and principal accounting officer or controller. Copies may be obtained without charge by writing to Town Sports International Holdings, Inc., 5 Penn Plaza (4th Floor), New York, New York 10001, Attention: Investor Relations. Copies of the charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee of our Board of Directors, as well as copies of our certificate of incorporation and By-Laws, can also be accessed in the “Investor Relations — Corporate Governance” section of our website at www.mysportsclubs.com.

Director Compensation for the 2014 Fiscal Year

Summary of Compensation for the 2014 Fiscal Year

Under our director compensation policy in effect during the 2014 Fiscal Year, Directors who were also officers or employees of the Company received no additional compensation for services as a director.

Directors who were not officers or employees of the Company or any of its subsidiaries (each, a “Non-Employee Director”) received the following compensation:

•	The following Non-Employee Directors received the following annual retainer:

•	The non-executive chairman of the Board received a $100,000 annual retainer;

•	Each Non-Employee Director (other than the non-executive chairman of the Board) received a $60,000 annual retainer;

•	The chairman of the Audit Committee received an additional $15,000 annual retainer;

•	The chairman of the Compensation Committee received an additional $7,500 annual retainer; and

•	Each chairman of each Committee of the Board (other than the chairman of the Audit Committee and the chairman of the Compensation Committee) received an additional $6,000 annual retainer.

•

The annual retainer amounts set forth above were payable quarterly in arrears on the fifth business day prior to the end of each calendar quarter. Board members may elect to receive such annual retainer in the form of shares of common stock of the Company.

•

Each Non-Employee Director received an annual award of common stock of the Company on the third Wednesday of the calendar year as follows, with each award being fully vested as of the award date, and otherwise subject to the terms of the Stock Incentive Plan:

•	Chairman of the Board: shares of common stock with a Fair Market Value (as defined in the Stock Incentive Plan) of $45,000 on the award date;

•	Other Non-Employee Director: shares of common stock with a Fair Market Value (as defined in the Stock Incentive Plan) of $40,000 on the award date; and

•

Each new Non-Employee Director joining the Board is eligible to receive an initial award of shares of common stock with a Fair Market Value (as defined in the Stock Incentive Plan) of $40,000 on the award date, which shares would be fully vested as of the award date.

•	No member of the Board received any fees for attending any meetings of the Board or its committees.

•	Each Non-Employee Director and each member of a Board committee is reimbursed for any out-of-pocket expenses reasonably incurred by him or her in connection with services provided in such capacity.

The following table sets forth information concerning the compensation to each of our Non-Employee Directors in the 2014 Fiscal Year:

DIRECTOR COMPENSATION FOR 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Paul N. Arnold	67,500	39,998	—	107,498
Bruce C. Bruckmann	66,000	39,998	640	106,638
J. Rice Edmonds	60,000	39,998	640	100,638
John H. Flood III	60,000	39,998	—	99,998
Thomas J. Galligan III	115,000	45,002	3,090	163,092
Kevin McCall	66,000	39,998	640	106,638

(1)	This column represents the aggregate grant date fair value of stock awards granted to each of the Non-Employee Directors on January 15, 2014 computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation — Stock Compensation (ASC Topic 718). For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 14 of the financial statements of Town Sports International Holdings, Inc. in our Form 10-K for the year ended December 31, 2014, as filed with the SEC. These amounts reflect the aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the Non-Employee Directors.

(2)	Represents cash bonuses equal to $0.16 per vested, in-the-money stock option in connection with dividends paid to stockholders in March and June 2014. As of December 31, 2014, the number of outstanding stock options held by the non-employee directors of the Company were as follows, each of which is fully vested: Messrs. Arnold, Bruckmann and Edmonds (2,000), Mr. Galligan (18,315) and Mr. McCall (8,000).

Summary of Compensation for the 2015 Fiscal Year

Effective January 1, 2015, the director compensation policy was modified to provide that the annual equity grant to directors shall occur on the first trading day of February of each year and was otherwise consistent with the director compensation policy for the 2014 Fiscal Year in all other material respects.

Stock Ownership Policy

Beginning in 2013, each Non-Employee Director is required to hold shares of common stock with a Fair Market Value (as defined in the Stock Incentive Plan) equal to four times the amount of the annual cash retainer payable to directors. All shares of common stock bought by the director or an immediate family member residing in the same household, all shares held in trust for the benefit of the director or his or her family, and all shares granted under the Company’s equity compensation plans will count towards the satisfaction of these requirements.

Each Non-Employee Director will be required to attain such ownership within five years of joining the Board, or in the case of directors serving as of January 1, 2013, by January 1, 2018, and to continue to meet such requirements as of every December 31 of each successive year. If, following the fifth anniversary of joining the Board (or January 1, 2018 in the case of directors serving as of January 1, 2013), the Fair Market Value (as defined in the Stock Incentive Plan) of the common stock decreases such that the director is no longer in compliance with these requirements, the director will not be required to acquire any additional shares of common stock.

In the event that a director fails to comply with these share ownership requirements, he or she will be required to tender his or her resignation from the Board, in which case the Board will, in its discretion, determine whether or not to accept such resignation.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the 2014 Fiscal Year were Messrs. Arnold, Bruckmann, Galligan and McCall. During the 2014 Fiscal Year:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries.

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000.

•

none of our executive officers served on the board of directors or compensation committee (or another board committee with similar functions) of another entity where one of that entity’s executive officers served on our board of directors or Compensation Committee during the 2014 Fiscal Year.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of April 15, 2015, by (1) each person or group of affiliated persons whom we know to beneficially own more than five percent of our common stock; (2) each of the Named Executive Officers; (3) each of our directors and director-nominees; and (4) all of our current directors and executive officers as a group.

Name and Address	Number of Shares Beneficially Owned**	Percentage of Common Stock Outstanding***
5% Stockholders
Farallon Entities(1)	4,060,082	16.5%
HG Vora Capital Management, LLC and affiliates(2)(4)	3,875,000	15.8%
PW Partners Capital Management LLC and affiliates(3)(4)	2,502,502	10.2%
Named Executive Officers and Directors
Daniel Gallagher(5)	423,150	1.7%
Carolyn Spatafora(6)	50,000	*
David M. Kastin(7)	195,884	*
Paul L. W. Barron(8)	68,682	*
Scott Milford(9)	94,411	*
Robert J. Giardina(10)	458,398	1.8%
Martin J. Annese	6,369	*
Bruce C. Bruckmann(11)	690,903	2.8%
Jason M. Fish	17,191	*
Thomas J. Galligan III(12)	119,162	*
Mark A. McEachen	6,369	*
Patrick Walsh(3)(4)	2,502,502	10.2%
L. Spencer Wells	6,369	*
Directors and Executive Officers as a group (14 persons)(13)	4,662,855	18.4%

*	Less than 1%.

**	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock with respect to which such person has (or has the right to acquire within 60 days, i.e., by June 14, 2015 in this case) sole or shared voting power or investment power.

***	Percentage of beneficial ownership is based on 24,600,679 shares of common stock outstanding at April 15, 2015.

(1)

Based on our review of Amendment No. 6 to Schedule 13D filed with the SEC on March 25, 2015 by the entities and persons set forth below. The entities and persons set forth below have an address at One Maritime Plaza, Suite 2100, San Francisco, California 94111. Consists of 1,396,011 shares directly held by Farallon Capital Partners, L.P. (“FCP”), 1,574,334 shares directly held by Farallon Capital Institutional Partners, L.P. (“FCIP”), 1,021,256 shares directly held by Farallon Capital Institutional Partners II, L.P. (“FCIP II”), 2,500 shares directly held by Farallon Capital Institutional Partners III, L.P. (“FCIP III”), 65,981 shares directly held by Farallon Capital Offshore Investors II, L.P. (collectively with FCP, FCIP, FCIP II and FCIP III, the “Farallon Entities”). As the general partner of each of the Farallon Entities, Farallon Partners, L.L.C. (“FPLLC”) may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Entities. As managing members of FPLLC, Michael B. Fisch, Richard B. Fried, Daniel J. Hirsch, David T. Kim, Monica R. Landry, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Entities. FPLLC and each of its managing members disclaim any beneficial ownership of such shares. All of the above-mentioned entities and individuals disclaim group attribution.

(2)	Based solely on a review of a Schedule 13D filed by HG Vora Special Opportunities Master Fund, Ltd. (“HG Vora Master Fund”), HG Vora Capital Management, LLC (“HG Vora Management”) and Parag Vora (collectively with HG Vora Master Fund and HG Vora Management, the “HG Vora Stockholders”) on August 21, 2014 and amendments thereto, the HG Vora Stockholders report shared voting and dispositive power over 3,875,000 shares of Common Stock, which Common Stock is held directly by HG Vora Master Fund. HG Vora Management is the investment manager of HG Vora Master Fund and Mr. Vora is managing member of HG Vora Management. The address of the HG Vora Stockholders is 330 Madison Avenue, 23rd Floor, New York, New York 10017.

(3)	Based solely on a review of a Schedule 13D filed by PW Partners Atlas Fund III LP (“Atlas Fund III”), PW Partners Master Fund LP (“PW Master Fund”), PW Partners Atlas Funds, LLC (“Atlas Fund GP”), PW Partners, LLC (“PW Master Fund GP”), PW Partners Capital Management LLC (“PW Capital Management”), and Patrick Walsh (collectively with the foregoing, the “PW Group Stockholders”) on September 15, 2014 and amendments thereto, the PW Group Stockholders have beneficial ownership over a total of 2,502,502 shares of Common Stock as follows: Atlas Fund III and Atlas Fund GP each has shared voting and dispositive power over 2,401,183 shares of Common Stock, PW Master Fund and PW Master Fund GP each has shared voting and dispositive power over 25,000 shares of Common Stock, PW Capital Management has shared voting and dispositive power over 2,426,183 shares of Common Stock, and Mr. Walsh has sole voting and dispositive power over 76,319 shares of Common Stock and shared voting and dispositive power over 2,426,183 shares of Common Stock. The address of the PW Group Stockholders is 141 W. Jackson Blvd., Suite 300, Chicago, Illinois 60604.

(4)	The HG Vora Stockholders and PW Group Stockholders have previously disclosed in Schedule 13D amendment filings on October 20, 2014 that they had entered into a Group Agreement, dated as of October 20, 2014, pursuant to which they formed a group with respect to actions relating to the Company. On January 7, 2015, the HG Vora Stockholders and the PW Group Stockholders filed respective Schedule 13D amendments disclosing that they had entered into a Group and Solicitation Agreement, forming a group consisting of the PW Group Stockholders, the HG Vora Stockholders, Glenn Colarossi, Mark A. McEachen, Jeffrey C. Neal, Thomas W. Plummer and L. Spencer Wells, superseding the prior Group Agreement dated October 20, 2014. On March 25, 2015, each of the HG Vora Stockholders and the PW Group Stockholders filed respective Schedule 13D amendments disclosing that the HG Vora Stockholders, the PW Group Stockholders and Messrs. Colorassi, McEachen, Neal, Plummer and Wells had terminated the Group and Solicitation Agreement, dated January 7, 2015.

(5)	Includes 248,053 shares of common stock issuable under options exercisable before June 14, 2015. Also includes 131,375 shares of unvested restricted stock, 6,250 of which vests on October 31, 2015, 12,500 of which vest in annual installments of 6,250 on each of October 30, 2015 and 2016, 7,000 of which vest in annual installments of 3,500 on each of March 11, 2016 and 2017, 20,625 of which vests on each of February 24, 2016, 2017 and 2018 and 85,000 of which vests in annual installments on each of March 2, 2016, 2017, 2018 and 2019.

(6)	Includes 46,250 of unvested restricted stock, 11,250 which vests in annual installments of 3,750 shares on each of May 12, 2016, 2017 and 2018 and 35,000 shares of unvested restricted stock which vest in annual installments of 8,750 on each of March 2, 2016, 2017, 2018 and 2019.

(7)	Includes 136,831 shares of common stock issuable under options exercisable before June 14, 2015. Also includes 36,750 shares of unvested restricted stock, 3,750 of which vests on October 31, 2015, 5,000 of which vest in annual installments of 2,500 on each of October 30, 2015 and 2016, 5,000 of which vest in annual installments of 2,500 on each of March 11, 2016 and 2017, 9,000 of which vests on each of February 24, 2016, 2017 and 2018 and 14,000 of which vest in annual installments of 3,500 on each of March 2, 2016, 2017, 2018 and 2019.

(8)

Includes 7,500 shares of common stock issuable under options exercisable before June 14, 2015. Also includes 42,625 shares of unvested restricted stock, 3,125 of which vests on October 31, 2015, 2,000 of which vests on April 27, 2016, 4,000 of which vest in annual installments of 2,000 on each of October 30, 2015 and 2016, 7,000 of which vest in annual installments of 3,500 on each of March 11, 2016 and 2017, 10,500 of which vests on each of February 24, 2016, 2017 and 2018 and 16,000 of which vest in annual installments of 4,000 on each of March 2, 2016, 2017, 2018 and 2019.

(9)	Includes 62,566 shares of common stock issuable under options exercisable before June 14, 2015. Also includes 20,375 shares of unvested restricted stock, 3,125 of which vests on October 31, 2015, 4,000 of which vest in annual installments of 2,000 on each of October 30, 2015 and 2016, 5,250 of which vests in annual installments on each of February 24, 2016, 2017 and 2018 and 8,000 of which vest in annual installments of 2,000 on each of March 2, 2016, 2017, 2018 and 2019.

(10)	Includes 257,873 shares of common stock issuable under options exercisable before June 14, 2015. Also includes 63,750 shares of unvested restricted stock, 20,000 of which vest in annual installments of 10,000 shares on each of October 30, 2015 and 2016, 17,500 of which vest in annual installments of 8,750 shares on each of March 11, 2016 and 2017, and 26,250 of which vests in annual installments of on each of February 24, 2016, 2017 and 2018.

(11)	Includes 2,000 shares of common stock issuable under options exercisable before June 14, 2015.

(12)	Includes 18,315 shares of common stock issuable under options exercisable before June 14, 2015.

(13)	Includes 728,938 shares of common stock issuable under options exercisable before June 14, 2015 and 345,875 shares of unvested restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board, our executive officers and persons who beneficially own more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely upon a review of (1) the copies of Section 16(a) reports which Town Sports has received from such persons or entities for transactions in our common stock and their common stock holdings for the 2014 Fiscal Year, and (2) the written representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the 2014 Fiscal Year, Town Sports believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its common stock.

EXECUTIVE OFFICERS

The executive officers of Town Sports, and their ages and positions as of April 15, 2015, are:

Name	Age	Position
Daniel Gallagher	47	Chief Executive Officer and President
Carolyn Spatafora	49	Chief Financial Officer
Nitin Ajmera	42	Senior Vice President — Controller
Paul L. W. Barron	48	Senior Vice President — Chief Information Officer
David M. Kastin	47	Senior Vice President — General Counsel and Corporate Secretary
Scott R. Milford	50	Senior Vice President — Human Resources

Daniel Gallagher was appointed as Chief Executive Officer and President as of February 25, 2015 and was previously our President and Chief Operating Officer since January 13, 2014 and our Chief Financial Officer from March 31, 2008 until May 12, 2014. Mr. Gallagher joined us in February 1999 as Vice President — Finance and was promoted to Senior Vice President — Finance in November 2007. Mr. Gallagher is a former Certified Public Accountant in the State of New York and holds a Bachelors of Science in Accounting from Villanova University. Mr. Gallagher began his career with Coopers and Lybrand in the Business Assurance Practice (audit). After the merger of Coopers and Lybrand with Price Waterhouse, his career continued in a management role and he joined the Mergers and Acquisition Consulting Group in 1998.

Carolyn Spatafora has been our Chief Financial Officer since May 12, 2014. Ms. Spatafora was previously Chief Financial Officer of Sbarro, LLC, a chain of pizza restaurants with approximately 800 locations world-wide, from December 2009 until May 2014. Ms. Spatafora began her career at KPMG Peat Marwick and later served in various roles at Bayside Federal Savings Bank and Adecco, S.A. before moving to Sbarro, LLC (formerly Sbarro, Inc.) in March 2005, where she served in various roles, including Controller, prior to her appointment to Chief Financial Officer. Sbarro, LLC filed for Chapter 11 bankruptcy in 2011 and in 2014.

Nitin Ajmera has been our Senior Vice President, Shared Services and Controller since May 2014 and was previously our Director of Accounting from November 2008 until he was appointed Senior Director of Accounting in August 2009, and then served as Vice President of Accounting beginning in September 2010. Prior to joining us, Mr. Ajmera worked for Schenker Inc as Director of Business Support Services from December 1997 to June 2008.

Paul L. W. Barron has been our Senior Vice President — Chief Information Officer since joining us in February 2011. Prior to joining us, Mr. Barron was Vice President — Global Accounts at Newmarket International, an information technology consulting firm servicing, primarily, the hospitality industry from January 2010 to January 2011. From March 2000 until January 2010, Mr. Barron was employed at Starwood Hotels & Resorts Worldwide, holding several senior positions, most recently as Vice President — Global Solutions, Property Operations and Global Development.

David M. Kastin has been our Senior Vice President-General Counsel and Corporate Secretary since joining us in August 2007, and since April 2010 oversees the management of our real estate portfolio. From March 2007 through July 2007, Mr. Kastin was Senior Associate General Counsel and Corporate Secretary of Sequa Corporation, a diversified manufacturer. From March 2003 through December 2006, Mr. Kastin was in-house counsel at Toys “R” Us, Inc., most recently as Vice President — Deputy General Counsel. From 1996 through 2003, Mr. Kastin was an associate in the corporate and securities departments at several prominent New York law firms, including Bryan Cave LLP. From September 1992 through October 1996, Mr. Kastin was a Staff Attorney in the Northeast Regional Office of the U.S. Securities and Exchange Commission.

Scott R. Milford has been our Senior Vice President-Human Resources since December 2009. Mr. Milford joined us as Vice President–Human Resources in November 2008. From July 2008 until joining us, Mr. Milford was Group Executive Director, Human Resources at Condé Nast Publications. Prior to that, Mr. Milford served in a number of field and corporate leadership positions at Starbucks Coffee Company, which he joined in 2003. From 1999 until 2003, Mr. Milford was Vice President, Human Resources at Universal Music Group. From 1991 until 1999, Mr. Milford was employed at Blockbuster Entertainment and then at Viacom International, the parent company of Blockbuster where Mr. Milford held varying positions in the human resources department.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives and Strategy

The Company’s compensation program for our executive officers is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their contribution to the Company’s performance and for creating long term value for the Company’s stockholders. As discussed in more detail below, the primary objectives of the program are to:

•	Align the interests of executives with those of stockholders;

•	Attract and retain top tier executive talent who will draw upon their experience across industries to lead the Company in meeting its objectives;

•	Motivate and reward the achievement of critical strategic, operational and financial objectives through highly transparent programs that directly link performance and pay; and

•	Reward for collective accomplishments to support the Company’s strong team orientation while promoting individual accountability through achievement of individual goals and milestones.

2014 Fiscal Year Compensation Decisions and Results

The Compensation Committee made several key compensation determinations in respect of the 2014 Fiscal Year.

•

Salary:    The Named Executive Officers received modest salary increases in the 2014 Fiscal Year, consistent with salary increases of management employees, except that Mr. Gallagher received a larger increase as a result of his increasing areas of responsibilities within the Company.

•

Annual Cash Incentive:    In the 2014 Fiscal Year, the Compensation Committee determined to award annual cash incentive plan bonus opportunities, conditioning 50% of the bonus payout on achievement of specified financial metrics and 50% of the bonus payout on the achievement of personal performance objectives, subject to a minimum financial performance component. The financial metrics were the same as in the previous year, and were composed of: Adjusted EBITDA, Return on Assets and Budgeted Revenue. For the Named Executive Officers, the target bonus opportunities as a percentage of base salary remained constant from the previous year. As a result of the Company’s failure to meet the minimum performance goals related to Adjusted EBITDA, Return on Assets and Revenue, none of the Named Executive Officers received a payout on the non-equity incentive award.

•

Annual Discretionary Bonus:    For the 2014 Fiscal Year, the Compensation Committee determined to award discretionary cash bonuses to certain of the Named Executive Officers in recognition of contributions to important Company operational and strategic objectives, including the introduction of the HVLP strategy and conversion of 71 clubs during the 2014 Fiscal Year, the continuing development of the new BFX private studio brand, the closing of the sale of the East 86th Street property in New York, and continued progress on the multi-year deployment of the Company’s upgraded information technology platform.

•	Long-Term Equity Incentives: Consistent with grants in 2013, the Company made grants of restricted stock, which vest over a four-year period, subject to continued employment.

•

Hiring of Carolyn Spatafora, Chief Financial Officer:    In the 2014 Fiscal Year, the Company hired Carolyn Spatafora as Chief Financial Officer. Ms. Spatafora’s employment agreement provides for an annual base salary of $350,000 and an annual bonus opportunity of 50% of base salary.

2015 Management Transition

In February 2015, the Company announced that Mr. Giardina would transition to Executive Chairman and Mr. Gallagher would succeed Mr. Giardina as Chief Executive Officer and President. In connection with this transition, Mr. Giardina’s salary was reduced to $500,000 effective May 1, 2015, Mr. Giardina was awarded a $1.1 million retention bonus, payable following September 30, 2015 (as such date may be extended by the Company until December 31, 2015 under certain circumstances) subject to Mr. Giardina’s continued employment (or earlier termination in connection with certain changes to the composition of the board of directors, the signing of an agreement contemplating a change in control, or the termination of the Company’s strategic review process), and Mr. Giardina became entitled to continued health plan benefits for a period of five years following termination. On March 24, 2015, the Company announced that, in connection with the entering into of the nomination and settlement agreement with the Walsh/Vora Stockholders and the letter agreement with Farallon and the resulting changes to the Board, Mr. Giardina’s employment with the Company as Executive Chairman would terminate on March 27, 2015, at which time the retention bonus became payable following a release of claims against the Company. In connection with Mr. Gallagher’s appointment as Chief Executive Officer and President, the Compensation Committee increased Mr. Gallagher’s base salary to $575,000, increased his annual performance bonus award target to 75% of base salary, and agreed to award Mr. Gallagher 85,000 shares of restricted stock, as well as certain severance benefits.

Compensation Objectives and Strategy

The Company’s compensation program for our executive officers is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their contribution to the Company’s performance and for creating long term value for the Company’s stockholders. The primary objectives of the program are to:

•	Align the interests of executives with those of stockholders

The Compensation Committee believes that the interests of executives and stockholders should be substantially aligned. Accordingly, a portion of the total compensation for the Named Executive Officers is in the form of stock-based compensation, which the Compensation Committee believes keeps the interests of executives aligned with those of the Company’s stockholders and promotes a long-term commitment to the Company.

•	Attract and retain top tier executive talent who will draw upon their experience across industries to lead the Company in meeting its objectives

Our overall compensation levels are targeted to attract and retain the best executives in light of the competition for executive talent. The Compensation Committee has historically targeted total direct compensation (base salary plus annual non-equity incentive compensation at target plus stock-based long-term incentive opportunity) at the market median for target performance. However, the competitiveness of individual components (such as base salary, annual non-equity incentive compensation or long-term incentive opportunity) may at times be below or above the market median due to performance achievement against goals, employment experience and labor market demands.

•	Motivate and reward the achievement of critical strategic, operational and financial objectives through highly transparent programs that directly link performance and pay

A significant component of an executive officer’s total compensation package is annual non-equity incentive compensation which links an executive officer’s compensation directly to specific financial performance goals of the Company. If the Company does not meet the financial performance targets set by the Compensation Committee, the executive officers generally will not receive any annual non-equity incentive compensation.

•	Reward for collective accomplishments to support the Company’s strong team orientation while promoting individual accountability through achievement of individual goals and milestones

Compensation depends in significant measure on Company results, but individual accomplishments are also very important factors in determining each Named Executive Officer’s compensation. For example, annual non-equity incentive compensation is based not only on the financial performance of the Company, but also may be structured to reward achievement of personal objectives related to operational and strategic initiatives of the Company. The Compensation Committee also has the ability to award discretionary cash bonuses based on executive and Company achievements throughout the year.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board. Working with management, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and productive behaviors and reinforces a culture that the Compensation Committee believes will drive long-term success.

Compensation Determination Process

The Compensation Committee is responsible for setting our executive compensation objectives and policies, establishing our executive compensation program in a manner consistent with those objectives and policies and determining the compensation for our executive officers. Determining the appropriate level of executive compensation is not an exact science and involves careful deliberation and business judgment. See “Corporate Governance and Board Matters — Committee Membership — Compensation Committee” for more information on the Compensation Committee and its practices.

The compensation of the Chief Executive Officer (CEO) is determined by the Compensation Committee based on (1) the Compensation Committee’s assessment of the Company’s overall performance and the individual performance of the CEO, (2) previous compensation levels provided to the CEO, (3) previous compensation levels provided to the CEO in former positions, if applicable, and (4) in certain years, comparable compensation data for the Compensation Comparison Group (described below) provided by Axiom Consulting Partners (“Axiom”), an outside compensation consultant periodically engaged by the Compensation Committee to review the executive compensation program of the Company as it pertains to the CEO and the other executive officers. The Compensation Committee most recently engaged Axiom to perform an analysis of the Company’s compensation programs in 2012 and did not retain Axiom in 2013 or 2014.

With respect to compensation for the other Named Executive Officers, the Compensation Committee considers a variety of factors, including Company and individual performance, previous compensation levels provided to such named executive officers or others who previously served in their positions, the recommendations of the CEO, and, in certain years, comparable compensation data for peer companies provided by Axiom.

The Compensation Committee, with the assistance of the CEO (with respect to the other Named Executive Officers only), has historically sought to set the target for total direct compensation (that is, the sum of base salary, annual non-equity incentive compensation at target achievement and stock-based long-term incentive awards) of our executives, including the Named Executive Officers, at levels that are competitive with equivalent positions at a select group of companies that the Compensation Committee believes to be an appropriate reference group (the “Compensation Comparison Group”). Data for the Compensation Comparison Group includes (1) information about a “peer group” of companies and (2) data from well-established, publicly available general industry compensation surveys that have been calibrated to compare to companies of the Company’s size. The peer group is a group primarily consisting of employee-intensive companies of comparable size that deliver service-oriented, personal selling focused, discretionary fitness and lifestyle-related services in comparatively large facilities. The second group is composed of public companies with median revenue and/or market capitalization comparable to that of the Company. We regard the peer group as potential competition for executive talent. The Compensation Committee believes that the inclusion of information regarding general industry compensation practices reflects the labor market for those executive positions that are not industry-specific, adding to the validity and reliability of the comparison.

In 2014, the Compensation Committee decided not to re-engage Axiom to provide information about the Company’s peer group, but rather based compensation decisions predominantly based on compensation levels in the 2013 fiscal year, which were in turn largely based on the compensation levels set in 2012. Information provided by Axiom in 2012 about the Company’s peer group’s historical compensation practices was used as one factor in setting 2012 salary and non-equity incentive compensation. The peer group utilized in the 2012 Fiscal Year consisted of the following companies, which were determined in consultation with Axiom: Bluegreen Corporation; Cedar Fair, L.P.; Dover Downs Combined Entity; Isle of Capri Casinos, Inc.; Life Time Fitness, Inc.; Marriott Vacations Worldwide Corporation; Morgans Hotel Group Co.; MTR Gaming Group, Inc.; Nutrisystem, Inc.; Six Flags Entertainment Corporation; Steiner Leisure Limited; The Marcus Corporation; and Weight Watchers International, Inc. The 2012 peer group includes the fitness, weight reduction/spa services, hotels, resorts and amusement parks industries, with median 2011 fiscal year revenue of $702 million and median market capitalization of $368 million as of March 30, 2012. The Company’s revenue, operating margin and market capitalization fell in between the 25th and 50th percentiles of those of the peer group.

In early 2015, the Compensation Committee engaged the compensation consultant, Pearl Meyer & Partners, LLC, to assist it in the process of determining modifications to compensation for the Named Executive Officers in connection with the management transition when Mr. Giardina became Executive Chairman and Mr. Gallagher was appointed as Chief Executive Officer and President, including modifications to the executive severance agreements of the other Named Executive Officers.

Pay Levels and Benchmarking

Pay levels for the Named Executive Officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions, tenure at the Company, and the performance of the individual and the Company as a whole. In determining pay levels, the Compensation Committee considers all forms of compensation and benefits. The Compensation Committee has historically targeted total direct compensation (that is, the sum of base salary, annual cash bonuses at target performance and stock-based long-term incentive awards) at the market median of the peer group for target performance. However, as noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as performance achievement against goals, the diversity of executive backgrounds, employment history and labor market demands.

Say-on-Pay and Say-on-Frequency Results

In our say-on-pay vote at our 2014 Annual Meeting, a substantial majority of our stockholders (approximately 94% of the votes cast either “for” or “against” by stockholders) approved the compensation of our named executive officers. The Compensation Committee considered the highly positive result of the advisory, non-binding “say-on-pay” vote in connection with the discharge of its duties, including making executive compensation decisions since the time of that meeting. In light of the overwhelming stockholder support, the Committee generally has not made significant changes in our compensation program for 2014.

In light of the voting results with respect to the frequency of stockholder votes on executive compensation at the 2013 Annual Meeting in which a majority of the votes cast voted for “say-on-pay” proposals to occur every year, our board of directors decided that the Company will hold, in accordance with the vote, an annual advisory vote on the compensation of named executive officers. We currently expect to hold our next stockholder vote on frequency at the Company’s 2019 Annual Meeting of Stockholders.

Compensation Structure

Pay Elements — Overview

The Company utilized five main components of compensation during 2014:

•	Base Salary — fixed cash compensation to attract and retain key executives, recognizing and rewarding the application of their skills and experience in fulfillment of their responsibilities.

•	Annual Cash Incentive Compensation — variable cash compensation paid in accordance with the achievement of established annual objectives.

•

Annual Discretionary Bonus — variable cash compensation paid in recognition of employee contribution towards Company operational and strategic achievements not reflected in annual financial objectives. Discretionary bonuses are considered in circumstances where achievement under Bonus Plan is less than the target or threshold levels.

•

Long-term Equity Incentives — equity-based compensation that grows in value in accordance with long-term value creation, aligning executive and stockholder interests, and giving executives an opportunity to participate in the Company’s success over time.

•	Benefits and Perquisites — these may include disability insurance, medical and dental insurance benefits and retirement savings and free membership to the clubs.

Pay Elements — Details

1. Base Salary

As part of its review of the annual budget for the immediately succeeding fiscal year, the Compensation Committee reviews the base salaries and other compensation for our Named Executive Officers and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice. Salary adjustments for any given year are generally approved at the end of the immediately preceding year or the beginning of the calendar year and implemented during the first quarter of the calendar year.

The compensation study performed by Axiom in 2012 revealed that base salaries for the Company’s most highly compensated employees, including the Named Executive Officers, generally were below or within the competitive range of median salaries within the Compensation Comparison Group peer group in 2012. The Compensation Committee believes that individual salaries may range above or below the median based on a variety of factors, including the potential impact of the executive’s role at the Company, the terms of the executive’s employment agreement, if any, the experience the executive brings to the position and the performance and potential of the executive in his or her role and, as a result, raised base salaries for the named executive officers in 2013.

Historically, annual salary increases have been based on cost of living increases and range from 3-4%. Annual salary increases for Named Executive Officers are generally consistent with those of other management employees.

In January 2014, in connection with Mr. Gallagher’s promotion to President and Chief Operating Officer, the Compensation Committee determined to increase Mr. Gallagher’s base salary to $385,000, in recognition of his increased job responsibilities. In February 2014, the Compensation Committee approved a salary increase for all Named Executive Officers (other than Mr. Gallagher, whose compensation was adjusted as described above) of 3% effective March 1, 2014 as follows: Mr. Giardina ($689,585), Mr. Kastin ($324,990), Mr. Barron ($311,428) and Mr. Milford ($269,631). In connection with the hiring of Ms. Spatafora as Chief Financial Officer, the Compensation Committee approved a base salary for Ms. Spatafora of $350,000.

In January 2015, the Compensation Committee approved base salary increases for the 2015 fiscal year for all named executive officers of 2.5%.

In connection with Mr. Giardina’s transition to Executive Chairman in February 2015, the Compensation Committee determined to reduce Mr. Giardina’s base salary to $500,000, effective May 1, 2015, in connection with his reduced duties. Mr. Giardina was also awarded a $1.1 million retention bonus, payable following September 30, 2015 (as such date may be extended by the Company until December 31, 2015 under certain circumstances) subject to Mr. Giardina’s continued employment (or earlier termination in connection with certain changes to the composition of the board of directors, the signing of an agreement contemplating a change in control, or the termination of the Company’s strategic review process), and Mr. Giardina became entitled to continued health plan benefits for a period of five years following termination. On March 24, 2015, the Company announced that, in connection with the entering into of the nomination and settlement agreement with the Walsh/Vora Stockholders and the letter agreement with Farallon and the resulting changes to the Board, Mr. Giardina’s employment with the Company as Executive Chairman would terminate on March 27, 2015, at which time the retention bonus became payable following a release of claims against the Company.

In connection with Mr. Gallagher’s appointment as Chief Executive Officer and President, the Compensation Committee determined to increase Mr. Gallagher’s base salary to $575,000 in recognition of Mr. Gallagher’s increased job responsibilities and experience at our Company.

2. Annual Cash Incentive Compensation

Annual incentive compensation for designated key employees is paid under our Amended and Restated 2006 Annual Performance Bonus Plan (the “Bonus Plan”). The Bonus Plan is designed to grant bonus awards to such individuals as an incentive to contribute to our profitability. The Compensation Committee administers the Bonus Plan. Bonus targets are set at a percentage of base salary and are paid based on the Company’s achievement of Company and personal performance goals. We seek to calibrate annual incentive opportunities to generate zero or less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

In the 2014 Fiscal Year, the Compensation Committee determined to keep the target bonus percentage for the named executive officers constant from the previous year.

Under the Bonus Plan, participants are eligible to receive bonus awards that may be expressed, at the Compensation Committee’s discretion, as a fixed dollar amount, a percentage of compensation (whether base pay, total pay or otherwise) or an amount determined pursuant to a formula. Annual non-equity incentive plan awards are contingent upon the attainment of certain pre-established performance targets established by the Compensation Committee, which may include, without limitation, the following:

•	earnings before interest, taxes, depreciation and amortization (EBITDA);

•	return on equity, assets or capital;

•	gross or net revenues;

•	earnings per share; or

•	such other goals established by the Compensation Committee, as permitted under the Bonus Plan.

The amount of an annual non-equity incentive compensation award may also depend on the performance of the employee.

In the 2014 Fiscal Year, the Compensation Committee determined to revise the bonus calculation under the Bonus Plan to more strongly emphasize the executive’s performance against personal performance objectives rather than focusing the bonus payout primarily on the Company’s financial metrics. The Compensation Committee chose to modify the terms of the annual bonus from prior years to emphasize personal performance and acknowledge the important roles of the Named Executive Officers and other employees in deploying new strategic initiatives at the Company and also to take into account that the Company had missed its financial objectives under the Bonus Plan in the 2013 Fiscal Year. In the 2014 Fiscal Year, 50% of a participant’s bonus was based on attainment of financial performance goals, as described below, and 50% of the award was based on attainment of specific personal performance objectives, provided that no amounts were payable under the Bonus Plan to a participant in respect of the personal performance component if the Company did not achieve a minimum of $73 million in Adjusted EBITDA.

For the 2014 Fiscal Year, the non-equity incentive plan award (50% of total award) is computed as shown in the table below.

Component	Weight	Goal	Actual Performance	Achievement of Target Bonus
Target Return on Assets	20%	13.47%	7.9%	0%
Target Adjusted EBITDA	60%	$87,100,000	$53,100,000	0%
Target Revenue	20%	$495,920,000	$453,842,000	0%

Total				0%

The definition of Adjusted EBITDA for executive bonus computation purposes is earnings before interest, taxes, depreciation, amortization, compensation expense incurred in connection with stock options of the Company, adjusted for items of a non-recurring nature as approved by the Compensation Committee, and adjusted for any increase or decrease in any employee’s target bonus percentage. In the 2014 Fiscal Year, non-recurring or other items included in the calculation of Adjusted EBITDA included adjustments related to the impairment of fixed assets, gains and expenses related to club closures, sale of our East 86th Street property, loss on extinguishment of debt, and impairment of goodwill.

Return on assets for executive bonus computation purposes is calculated as Adjusted EBITDA (without adjustment for compensation expense), divided by the average monthly gross investments in 2014, which reflects the cumulative investments made by the Company in its operation of the business.

As a result of the Company’s failure to meet the minimum performance goals related to Adjusted EBITDA, Return on Assets and Revenue with respect to the financial performance portion of the non-equity incentive award, and failure to meet the minimum $73 million threshold for the payment of the personal component of the non-equity incentive award, none of the Named Executive Officers received a payout on the non-equity incentive award. See “— Narrative Supplement to the Summary Compensation Table and the 2014 Grants of Plan-Based Awards Table” for more information on the calculation of potential amounts under the Bonus Plan.

3. Discretionary Cash Bonus

In the 2014 Fiscal Year, the Compensation Committee decided to award cash bonuses to the Named Executive Officers in recognition of their personal performance and their contributions in furtherance of Company operational and strategic performance. These bonuses were fully discretionary and were awarded after a discussion with Mr. Giardina, a review of amounts that could have potentially been earned under the Bonus Plan, a review of each Named Executive Officer’s performance and leadership throughout the year, consideration of Company performance, and consideration of the retention value of providing an annual cash bonus despite the Company’s failure to meet the minimum thresholds of the Bonus Plan.

Specifically, in approving discretionary bonuses, the Compensation Committee considered the contribution of each Named Executive Officer towards important Company operational and strategic objectives, including the introduction of the HVLP strategy and conversion of 71 clubs during the 2014 Fiscal Year, the continuing development of the new BFX private studio brand, the closing of the sale of the East 86th Street property in New York, and continued progress on the multi-year deployment of the Company’s upgraded information technology platform.

In respect of the 2014 Fiscal Year, the Compensation Committee awarded a discretionary cash bonus to the following Named Executive Officers: Ms. Spatafora ($35,529), Mr. Kastin ($19,794); Mr. Barron ($18,986); and Mr. Milford ($10,000). Mr. Giardina and Mr. Gallagher did not receive discretionary cash bonuses in the 2014 Fiscal Year.

4. Long-term Equity Incentives

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interests of our executive officers and stockholders. The Compensation Committee designs long-term equity incentive awards to ensure that our executive officers have a continuing stake in the long-term success of the Company, that the total compensation realized by our executive officers reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a large portion of the total compensation opportunity is earned over a multi-year period and is forfeitable in the event of termination of employment.

The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. The Company expects to make equity grants at regular intervals.

The Compensation Committee, or a subcommittee, may grant equity incentives under the Company’s Stock Incentive Plan in the form of stock options (non-qualified and incentive stock options), stock appreciation rights, restricted stock, performance shares and other stock-based awards (including restricted stock units (RSUs) and deferred stock units).

Since 2011, the Compensation Committee has made the annual equity incentive grant in the form of restricted stock, although the Compensation Committee may determine to award other forms of awards as it deems appropriate. The Company may also make grants to new employees on the commencement of employment and to key employees following a significant change in job responsibilities or to meet specific retention objectives. Shares of restricted stock typically vest in four equal annual installments, beginning on the first anniversary of the grant date, subject to continuous employment from the date of grant until the applicable vesting date. We believe that this vesting schedule reinforces the long-term orientation of our compensation philosophy.

In the 2014 Fiscal Year, the Compensation Committee granted restricted stock awards to our Named Executive Officers as indicated in the 2014 Grants of Plan-Based Awards Table. These restricted stock awards vest in four equal annual installments, beginning on the first anniversary of the grant date, and subject to continuous employment from the date of grant until the applicable vesting date. In determining the amount of the equity and equity-based awards to be granted to the Named Executive Officers in 2014, the Compensation Committee targeted the annual grants to be competitive with the Compensation Comparison Group peer group based on data provided to the Compensation Committee in 2012. The Compensation Committee awarded 35,000, 27,500, 12,000, 14,000, and 7,000 shares of restricted stock to Mr. Giardina, Gallagher, Kastin, Barron, and Milford respectively, in 2014. In connection with her appointment as Chief Financial Officer, Ms. Spatafora was awarded 15,000 shares of restricted stock, subject to the same vesting schedule described above, which was generally consistent with the size of the award made in the previous year to Mr. Gallagher, who was then serving as Chief Financial Officer.

In connection with Mr. Gallagher’s promotion to Chief Executive Officer and President in February 2015, the Compensation Committee approved a grant of 85,000 shares of restricted stock, taking into account the value of Mr. Gallagher’s previous year equity awards and his increased role at the Company. Awards to the other Named Executive Officers in early 2015 (other than Mr. Giardina, who did not receive an equity award) were generally consistent with the value of equity awards granted in the 2014 Fiscal Year.

In March and June 2014, our Board of Directors declared a quarterly cash dividends on shares of common stock of the Company and, consistent with prior practice, the Compensation Committee declared the payment of a cash bonus on vested stock options which were “in-the-money” at the dividend payment dates in an amount equal to the cash dividends, $0.16 per share. Pursuant to the Stock Incentive Plan, holders of unvested restricted stock are entitled to the dividend payments, which amounts becomes payable on the same vesting schedule as the underlying restricted stock.

5. Other Benefits and Perquisites

The Company’s executive compensation program also includes other benefits and perquisites. We maintain a 401(k) plan for our eligible employees and Named Executive Officers with annual matching contributions up to $500 per year which vest over four years. In addition, we provide medical benefits, long-term disability insurance (and gross-ups for related taxes) for specified employees, and free memberships in the Company’s clubs for all employees. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance.

The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company’s executive compensation program. Please see the “All Other Compensation” column in the Summary Compensation Table for further information regarding these benefits.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of low-risk compensation, retention value and at-risk compensation that produces short-term and long-term performance incentives and rewards. By following this approach, we provide the Named Executive Officers a measure of security in the minimum level of compensation that such individuals are eligible to receive, while motivating the Named Executive Officers to focus on the business metrics and personal performance that will produce a high level of performance for the Company and long-term benefits for stockholders, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for the Bonus Plan and the Stock Incentive Plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For our Named Executive Officers, a significant portion of total compensation is related to at-risk pay (annual cash incentives and long-term equity incentives). Maintaining this approach reinforces a pay-for-performance orientation for our Named Executive Officers, which is aligned with the Company’s stated compensation philosophy of providing compensation commensurate with performance.

In accordance with our philosophy that overall compensation should be competitive and that the compensation of the Named Executive Officers should be at least partially dependent upon individual and Company performance, these executives are eligible to receive a higher portion of total annual compensation in the form of performance-based annual cash bonuses and long-term equity compensation as compared to other Company employees. In addition, in support of pay-for-performance objectives, the portion of total direct compensation delivered through long-term equity incentives generally increases with an executive’s role and level of responsibility. As a result, our most senior executives are held most accountable for achieving multi-year performance objectives and changes in stockholder value.

Chief Executive Officer Compensation

In 2014, as Chief Executive Officer, Mr. Giardina’s annual compensation consisted primarily of base salary, annual incentive bonus, eligibility for a discretionary cash bonus, and restricted stock awards. Mr. Giardina’s annual compensation was higher than that of the other Named Executive Officers due to his extensive experience and history with the Company and the higher demands of the chief executive officer position. For the 2014 Fiscal Year, Mr. Giardina’s annual compensation consisted of:

•	$689,585 annual base salary;

•	No annual incentive award payout or discretionary cash bonus;

•	A grant on March 12, 2014 of 35,000 shares of restricted stock; and

•	Participation in other benefit plans and perquisites.

As Chief Executive Officer and President, Mr. Gallagher will be entitled to a $575,000 base salary, annual incentive plan target opportunity of 75% of base salary, an initial award of 85,000 shares of restricted stock, and participation in other benefit plans and perquisites.

Post-Termination Compensation and Benefits

None of the Named Executive Officers have employment agreements with the Company, but the offer letters to each of Mr. Gallagher and Mr. Kastin contain severance arrangements in the event that the executive is terminated without cause. Mr. Kastin’s letter provides for the payment of one year of base salary upon a termination without cause. In February 2015, in connection with Mr. Gallagher’s appointment as Chief Executive Officer, the Company entered into a new employment letter providing severance payments payable upon a termination without cause or resignation due to constructive termination equal to eighteen months’ salary (or twenty months in connection with a constructive termination), an amount equivalent to a pro-rata annual bonus (based on the number of days in the fiscal year through the date of termination) with respect to the fiscal year in which the termination occurs, calculated at target, and up to two years of continued health and insurance benefits, subject to certain conditions, including the Mr. Gallagher’s compliance with certain restrictive covenants. These severance arrangements reflect negotiations between the executive and the Company and, in each case, was considered at the time by the Compensation Committee to be appropriate to retain the executive.

All Named Executive Officers have previously entered into an executive severance agreement providing for specified severance benefits upon a termination of the executive’s employment with the Company without cause or by the executive for good reason within six months following a “change in control” of the Company. In February 2015, in connection with the management transition, the Company entered into amended executive severance agreements with the Named Executive Officers (other than Messrs. Giardina and Gallagher, whose agreements were superseded with the retention agreement, in the case of Mr. Giardina, and the employment letter, in the case of Mr. Gallagher) increasing the termination period during which an executive becomes entitled to severance payments to one year following a “change in control” of the Company, as well as providing such executive with severance benefits upon death or qualifying disability. The Compensation Committee believes that severance in connection with a termination or reduction in responsibilities in connection with a change in control is necessary to attract and retain the talent necessary for our long-term success. These severance arrangements allow our executives to focus on duties at hand and provide security should their employment be terminated as a result of involuntary termination without cause or a constructive discharge in connection with a change in control of the Company. Under these severance arrangements, the executives will be required to comply with a non-competition covenant for a period of up to one year and will receive in return one year of salary (fourteen months in the case of a constructive termination), a pro rata annual bonus, continuation of health and dental and disability coverage for up to two years (increased from one year in connection with the amendment and restatement), continuation of fitness club membership for one year and eligibility for outplacement assistance with a cost not to exceed $25,000. The Compensation Committee believes that these benefits are reasonable given that the executive’s employment opportunities for a period following termination will be constrained by the non-competition covenants contained in the severance agreements. These executive severance agreements are more fully described under “— Potential Payments Upon Termination or Change in Control.”

In connection with Mr. Giardina’s transition to Executive Chairman, the Compensation Committee approved a retention payment to Mr. Giardina of $1.1 million payable following September 30, 2015, subject to Mr. Giardina’s continued employment, provided that the Company had the right to extend such date to no later than December 31, 2015 to the extent the Company was engaged in the negotiation of certain strategic transactions. Such date was also subject to acceleration in connection with certain changes to the composition of the board of directors, the signing of an agreement contemplating a change in control, or the termination of the Company’s strategic review process. Mr. Giardina was also entitled to be paid the retention bonus if he was terminated without cause, or as a result of death or disability. In connection with such transition, the Company also agreed to continue the health, dental and disability coverage for Mr. Giardina for a period of up to five years following his departure from the role of Executive Chairman and to provide lifetime gym memberships at the Company’s clubs for Mr. Giardina and his immediate family. Such amount became payable following the entering into of the nomination and standstill agreement with the Walsh/Vora Stockholders and the letter agreement with Farallon.

Under the Stock Incentive Plan and the related award agreements entered into between the Company and certain Named Executive Officers, if the Named Executive Officer resigns or the Named Executive Officer’s employment is terminated by the Company for any reason and the Company wishes to enforce specified non-competition and non-solicitation covenants for a period of up to one year, the Company must pay the Named Executive Officer severance compensation equal to no less than such Named Executive Officer’s base salary during such period (other than in the cases of Messrs. Giardina, Gallagher and Kastin, whose employment letters provide for severance payments which are in lieu of the payments described above, and in the case of all Named Executive Officers (other than Mr. Giardina), in the event of a termination in connection with a change in control, in which case severance is provided under their respective severance agreements in lieu of the payments described above). The Compensation Committee believes that discretionary enforcement of non-competition and non-solicitation arrangements is beneficial to the competitive position of the Company and that the corresponding severance compensation is reasonable in such circumstances.

Compensation Committee Discretion

The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior management, investment or strategic accomplishments and/or consummation of acquisitions or other transactions.

Hedging Policy

The Company’s insider trading policy prohibits employees, officers and directors from engaging in transactions involving derivative securities (other than employee stock options or other equity grants under the Company’s equity compensation plans). Employees, officers and directors may not trade in Company-based put and call option contracts or similar instruments, and may not engage in short-selling of Company securities.

Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of compensation vehicles employed by the Company. When determining amounts of grants to Named Executive Officers and employees, the Compensation Committee examines the accounting cost associated with the grants. Under ASC Topic 718, grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock and restricted stock units, the cost is equal to the fair value of the stock on the date of grant times the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments.

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the corporation’s chief executive officer and next three highest compensated executive officers (other than the chief financial officer), unless the compensation qualifies as “performance-based compensation” within the meaning of Section 162(m). We generally intend to structure performance based awards to qualify as “performance-based compensation” within the meaning of Section 162(m). While it is the Compensation Committee’s policy generally to maximize the effectiveness of our executive compensation plans in this regard, we reserve the right to pay compensation that is not deductible under Section 162(m).

Conclusion

The level and mix of compensation for each of our Named Executive Officers is considered within the context of our historical compensation practices as well as the factors outlined above. The Compensation Committee believes that each of the compensation packages for our Named Executive Officers is appropriate in light of our business environment, strategic objectives and management transition.

Compensation Committee Report

The Compensation Committee acting with respect to compensation decisions for the 2014 Fiscal Year described in the Compensation Discussion and Analysis (the “2014 Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the 2014 Compensation Committee of the Company’s Board of Directors:

Paul N. Arnold, Chair

Bruce C. Bruckmann

Thomas J. Galligan III

Kevin McCall

Equity Compensation Plan Information

The following table provides information with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance to employees as of December 31, 2014:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)(1)
Equity compensation plans approved by security holders	1,030,521	$5.29	281,305
Equity compensation plans not approved by security holders	—	—	—

Total	1,030,521	$5.29	281,305

(1)	Upon approval of the Amended Stock Incentive Plan by the Company’s stockholders, an additional 500,000 shares of Common Stock will be available for issuance under the Amended Stock Incentive Plan.

Summary Compensation Table

The following table sets forth the compensation earned for all services rendered to us in all capacities in the fiscal years ended December 31, 2014, 2013 and 2012 by our Named Executive Officers, which include our former Executive Chairman and former Chief Executive Officer, our Chief Executive Officer and President (who is our former Chief Financial Officer), our Chief Financial Officer and each of our three other most highly compensated executive officers serving on December 31, 2014.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert J. Giardina	2014	688,916	—	302,050	—	—	111,424	1,102,390
Former Executive Chairman and former Chief Executive Officer	2013	668,850	133,900	325,850	—	—	72,445	1,201,045
	2012	630,636	—	505,600	264,962	702,588	608,907	2,712,693

Daniel Gallagher	2014	384,785	—	237,325	—	—	83,915	706,024
Chief Executive Officer and President, former Chief Operating Officer and former Chief Financial Officer	2013	355,924	36,050	130,340	—	—	62,268	584,582
	2012	325,415	—	316,000	106,661	175,350	847,858	1,771,284

Carolyn Spatafora	2014	226,154	35,529	97,050	—	—	6,002	364,735
Chief Financial Officer

David M. Kastin	2014	324,675	19,794	103,560	—	—	60,113	508,141
Senior Vice President — General Counsel and Corporate Secretary	2013	315,217	18,931	93,100	—	—	45,149	472,397
	2012	307,240	—	126,400	62,499	99,336	377,786	973,261

Paul L. W. Barron	2014	311,126	18,986	120,820	—	—	27,252	478,184
Chief Information Officer	2013	302,110	18,141	130,340	—	—	22,035	472,626
	2012	294,352	—	205,200	13,781	95,190	96,012	704,535

Scott R. Milford	2014	269,369	10,000	60,410	—	—	44,451	384,230
Senior Vice President — Human Resources	2013	261,524	15,707	—	—	—	30,240	307,471
	2012	254,891	—	101,120	—	82,414	155,309	593,734

(1)	Ms. Spatafora joined the Company in May 2014. In February 2015, Mr. Giardina was appointed as Executive Chairman and Mr. Gallagher was appointed as Chief Executive Officer and President, from his former position as Chief Operating Officer and President during the 2014 Fiscal Year and Chief Financial Officer during the 2013 and 2012 Fiscal Years. Mr. Giardina’s employment as Executive Chairman terminated in March 2015.

(2)	These columns represent the aggregate grant date fair value of restricted stock or stock options, as applicable, granted to each of the Named Executive Officers in the specified fiscal year computed in accordance with ASC Topic 718. In 2012, includes additional expense recorded pursuant to ASC Topic 718 in connection with the modification of certain outstanding option awards in connection with a special cash dividend (the “2012 Dividend”). For additional information about the valuation assumptions with respect to all grants reflected in these columns, refer to note 14 of the financial statements of Town Sports International Holdings, Inc. in our Form 10-K for the year ended December 31, 2014, as filed with the SEC. These amounts reflect aggregate grant date fair values calculated under ASC Topic 718 and may not correspond to the actual value that will be recognized by the Named Executive Officers.

(3)	Reflects incentive compensation paid under the Company’s Bonus Plan in 2013 for the 2012 Fiscal Year. No amounts were paid under the Bonus Plan in the 2015 Fiscal Year or the 2014 Fiscal Year in respect of the 2014 and 2013 Fiscal Year, respectively, due to the underperformance against performance targets.

(4)

In 2014, reflects Company-paid premiums on medical, dental and long-term disability insurance as well as a tax gross-up associated with long-term disability insurance premiums paid by the Company, in the case of

Messrs. Giardina, Gallagher, Kastin and Milford, a 401(k) matching contribution. The tax gross-up associated with long-term disability insurance premiums paid by the Company, referred to above, for each of the Named Executive Officers was as follows: Mr. Giardina, $5,348; Mr. Gallagher, $3,804; Mr. Kastin, $2,974; Mr. Barron, $3,998; and Mr. Milford $1,996.

Also included are payments on equity awards related to dividends paid in 2014, which includes (i) cash bonuses related to vested, in-the-money stock options (which were as follows: Mr. Giardina, $61,260; Mr. Gallagher, $44,756; Mr. Kastin, $28,108; Mr. Barron $1,800 and Mr. Milford, $17,144) and (ii) dividends payable on unvested restricted stock awards, which will be paid to each Named Executive Officer as the underlying restricted stock vests (which were as follows: Mr. Giardina, $21,200; Mr. Gallagher, $13,360; Mr. Kastin, $7,200; Mr. Barron, $8,560; and Mr. Milford, $3,920).

2014 Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards to each of the Named Executive Officers in the 2014 Fiscal Year.

2014 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units #(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
Robert J. Giardina	—	34,479	689,585	965,419
	2/24/2014	—	—	—	35,000	302,050
Daniel Gallagher	—	9,625	192,500	269,500
	2/24/2014	—	—	—	27,500	237,325
Carolyn Spatafora	—	8,750	175,000	245,000
	5/12/2014	—	—	—	15,000	97,050
David M. Kastin	—	4,875	97,497	136,496
	2/24/2014	—	—	—	12,000	103,560
Paul L. W. Barron	—	4,671	93,428	130,799
	2/24/2014	—	—	—	14,000	120,820
Scott R. Milford	—	4,044	80,889	113,245
	2/24/2014	—	—	—	7,000	60,410

(1)	These amounts are established under our Bonus Plan. For additional information, see “— Narrative Supplement to the Summary Compensation Table and the 2014 Grants of Plan-Based Awards Table — Terms of Non-Equity Based Awards.”

(2)	All awards were granted under our Stock Incentive Plan.

(3)	This column represents the full grant date fair value of each equity grant awarded to each of our Named Executive Officers computed in accordance with ASC Topic 718. For additional information about the valuation assumptions with respect to all grants reflected in this column, refer to note 14 of the financial statements of Town Sports International Holdings, Inc. in our Form 10-K for the year ended December 31, 2014, as filed with the SEC.

Narrative Supplement to the Summary Compensation Table and the 2014 Grants of Plan-Based Awards Table

Terms of Non-Equity Based Awards

Calculation

Payments under the Bonus Plan are based on the Company’s achievement of certain financial targets and personal performance objectives.

Company Performance

For the 2014 Fiscal Year, each Named Executive Officer’s potential award under the Bonus Plan in respect of Company performance was based on a percentage of his base salary. If the Company achieved target Adjusted EBITDA ($87,100,000 for the 2014 Fiscal Year) and target revenue ($495,920,000 for the 2014 Fiscal Year) and target return on assets (13.47% for the 2014 Fiscal Year), each of the Named Executive Officers would receive (subject to adjustment as described below) 50% of the following percentage of his base salary: Mr. Giardina (100%), Mr. Gallagher and Ms. Spatafora (50%) and Messrs. Kastin, Barron and Milford (30%) (each amount the “Target Bonus”). Based upon the Company’s actual results in relation to target Adjusted EBITDA, budgeted revenue and target return on assets, the Target Bonus amounts would be adjusted as follows (with straight-line interpolation between points):

Achievement of Adjusted EBITDA	Percentage of Target Bonus Awarded
Below $82,000,000 and below	0%
$82,000	15%
$87,100,000 (Target)	60%
$92,000,000 and above	84%

Achievement of Revenue	Percentage of Target Bonus Awarded
Below $486,498,000	0%
$486,498,000	10%
$495,920,000 (Target)	20%
$545,512,000 and above	28%

Achievement of Return on Assets	Percentage of Target Bonus Awarded
Below 12.45%	0%
12.45%	5%
13.47% (Target)	20%
14.82% and above	28%

Personal Performance

In the 2014 Fiscal Year, 50% of the payout opportunity under the Bonus Plan was based on satisfaction against personal performance objectives, provided that in order for the Named Executive Officers to receive any payout under this component, the Company was required to achieve a minimum Adjusted EBITDA in the 2014 Fiscal Year of $73 million, which was not achieved, resulting in zero payout under the Bonus Plan for the 2014 Fiscal Year.

Payment

Annual non-equity incentive awards will generally be paid in cash after the end of the performance period in which they are earned, as determined by the Compensation Committee, but not later than the later of (1) March 15 after the end of the applicable year and (2) two and one-half months after the expiration of the fiscal year in which the performance period with respect to which the annual non-equity incentive award is earned ends. In addition, annual non-equity incentive awards generally will not be paid until the Company’s independent registered public accounting firm has issued its report with respect to the audit of the Company’s consolidated financial statements for the applicable fiscal year.

The Compensation Committee has included a deferral aspect for the annual non-equity incentive plan compensation awards granted since 2011, whereby amounts earned above 133% of the target bonus will be deferred and be payable in equal annual installments over a three-year period, subject to continued employment on each payment date. The deferred amounts are also payable in connection with specified termination events and in connection with a change in control. See “— Potential Payments Upon Termination or Change in Control” for more information.

Terms of Equity-Based Awards

Vesting Schedule

Option and restricted stock awards vest ratably over four years following the date of grant, subject to acceleration upon a change in control. Unvested shares of restricted stock are entitled to dividend payments, which amounts are deferred on the respective dividend dates and are payable on the same vesting schedule as the underlying restricted stock. Our board of directors may declare additional cash bonuses on vested, “in-the-money” stock options in connection with declarations of dividends, which amounts are payable in connection with the payment of the dividend.

Forfeiture

Absent death, disability or retirement, unexercised option awards are generally forfeited at termination of employment following a 90-day post-termination exercise period if the termination was involuntary and not for cause. If the termination was voluntary by the employee, the option may be exercised during the 30-day period following termination. In the event the employee is terminated for cause, the option expires on the date of termination. In the event of death, disability or retirement prior to the complete exercise of a vested option award, the vested portion of the option may be exercised, in whole or in part, within one year after the date of death, disability or retirement, as the case may be, and, in all cases, prior to the option expiration. Unvested restricted stock awards are generally forfeited at termination of employment.

Covenants

The option and restricted stock awards contain confidentiality provisions and non-compete and non-solicitation provisions that apply to our executive officers.

Option awards granted under the Stock Incentive Plan have an exercise price equal to the closing price of the underlying shares on the date of grant. All equity award grants to Executive Officers are approved by the Compensation Committee or a subcommittee thereof.

Outstanding Equity Awards at End of the 2014 Fiscal Year

The following table sets forth information concerning unexercised stock options and unvested restricted stock for each of the Named Executive Officers as of the end of the 2014 Fiscal Year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2014

Name	Option Awards(1)						Stock Awards(1)
	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)

Robert J. Giardina	08/02/2010		125,000	—	2.77	08/02/2020	—	—
	08/02/2010	(2)	132,873	—	1.00	08/02/2020	—	—
	Various		—	—	—	—	91,250	542,938

Daniel Gallagher	04/01/2005	(2)(3)	—	4,200	3.54	04/30/2015	—	—
	08/04/2006		30,000	—	12.05	08/04/2016	—	—
	08/07/2007	(2)	15,000	—	14.46	08/07/2017	—	—
	03/04/2008		100,000	—	7.73	03/04/2018	—	—
	12/11/2009		35,000	—	2.12	12/11/2019	—	—
	12/11/2009	(2)	28,370	—	1.00	12/11/2019	—	—
	11/01/2010		17,500	—	3.09	11/01/2020	—	—
	11/01/2010	(2)	17,983	—	1.00	11/01/2020	—	—
	Various		—	—	—	—	56,750	337,663

Carolyn Spatafora	05/12/2014		—	—	—	—	15,000	89,250

David M. Kastin	08/07/2007	(2)	10,000	—	14.46	08/07/2017	—	—
	06/13/2008		30,000	—	9.83	06/13/2018	—	—
	12/04/2008		20,000	—	2.44	12/04/2018	—	—
	12/11/2009		30,000	—	2.12	12/11/2019	—	—
	12/11/2009	(2)	11,348	—	1.00	12/11/2019	—	—
	11/01/2010		17,500	—	3.09	11/01/2020	—	—
	11/01/2010	(2)	17,983	—	1.00	11/01/2020	—	—
	Various		—	—	—	—	28,250	168,088

Paul L. W. Barron	02/01/2011		1,875	—	4.18	02/01/2021	—	—
	02/01/2011	(2)	3,750	1,875	1.18	02/01/2021	—	—
	Various		—	—	—	—	35,625	211,969

Scott Milford	12/04/2008		1,750	—	2.44	12/04/2018	—	—
	12/07/2009		12,500	—	2.56	12/07/2019	—	—
	12/07/2009	(2)	13,577	—	1.00	12/07/2019	—	—
	12/11/2009		3,750	—	2.12	12/11/2019	—	—
	12/11/2009	(2)	4,256	—	1.00	12/11/2019	—	—
	11/01/2010		8,750	—	3.09	11/01/2020	—	—
	11/01/2010	(2)	17,983	—	1.00	11/01/2020	—	—
	Various		—	—	—	—	14,125	84,044

(1)

Except as otherwise noted, 25% of each stock option award or restricted stock award vests on each of the first four anniversaries of the grant date. Awards noted as having the same grant date for any particular

Named Executive Officer were originally part of one award which was adjusted in connection with the 2012 Dividend. The vesting of all stock option and restricted stock awards accelerates upon a change in control. See “— Potential Payments Upon Termination or Change in Control.” The table includes outstanding restricted stock awards granted on the following dates, with the following remaining vesting schedules:

Name	Grant Date	Outstanding Restricted Stock Awards	Remaining Vesting Schedule
Robert J. Giardina	03/01/2011	10,000	March 1, 2015
	10/30/2012	20,000	In two equal installments on October 30, 2015 and 2016
	03/11/2013	26,250	In three equal installments on March 11, 2015, 2016 and 2017
	02/24/2014	35,000	In four equal installments on February 24, 2015, 2016, 2017 and 2018
Daniel Gallagher	10/31/2011	6,250	October 31, 2015
	10/30/2012	12,500	In two equal installments on October 30, 2015 and 2016
	03/11/2013	10,500	In three equal installments on March 11, 2015, 2016 and 2017
	02/24/2014	27,500	In four equal installments on February 24, 2015, 2016, 2017 and 2018
Carolyn Spatafora	05/12/2014	15,000	In four equal installments on May 12, 2015, 2016, 2017 and 2018
David M. Kastin	10/31/2011	3,750	October 31, 2015
	10/30/2012	5,000	In two equal installments on October 30, 2015 and 2016
	03/11/2013	7,500	In three equal installments on March 11, 2015, 2016 and 2017
	02/24/2014	12,000	In four equal installments on February 24, 2015, 2016, 2017 and 2018
Paul L. W. Barron	10/31/2011	3,125	October 31, 2015
	04/27/2012	4,000	In two equal installments on April 27, 2015 and 2016
	10/30/2012	4,000	In two equal installments on October 30, 2015 and 2016
	03/11/2013	10,500	In three equal installments on March 11, 2015, 2016 and 2017
	02/24/2014	14,000	In four equal installments on February 24, 2015, 2016, 2017 and 2018
Scott Milford	10/31/2011	3,125	October 31, 2015
	10/30/2012	4,000	In two equal installments on October 30, 2015 and 2016
	02/24/2014	7,000	In four equal installments on February 24, 2015, 2016, 2017 and 2018

(2)	Represents adjusted stock options, or portions thereof, which were adjusted by the Company in connection with the 2012 Dividend to reduce the exercise price of the stock option and, in some cases, increase the number of shares subject to the option, in each case, pursuant to a formula designed to preserve the value of the stock option.

(3)	The remaining unvested options will vest on April 30, 2015.

Option Exercises and Stock Vested in the 2014 Fiscal Year

The following table sets forth information concerning amounts received by each of our Named Executive Officers upon the exercise of stock options and the vesting of restricted stock during the 2014 Fiscal Year.

OPTION EXERCISES AND STOCK VESTED IN THE 2014 FISCAL YEAR

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert J. Giardina	—	—	28,750	235,525
Daniel Gallagher	—	—	16,000	109,065
Carolyn Spatafora	—	—	—	—
David M. Kastin	—	—	8,750	61,300
Paul L. W. Barron	—	—	10,625	80,450
Scott Milford	—	—	5,125	31,100

(1)	The market price for stock that is used in calculating the value realized on vesting is the closing price on the date of vesting (or, if the market was not open on the date of vesting, on the first open market day immediately preceding the date of vesting). The values in the table do not reflect dividend payments payable on these awards from the date of grant until the date of vesting.

2014 Pension Benefits

In the 2014 Fiscal Year, the Company had no pension benefit plans.

2014 Nonqualified Deferred Compensation

The following table provides information about the non-qualified deferred compensation of the Named Executive Officers in 2014:

2014 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contribution in Last FY ($)	Registrant Contribution in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)(1)	Aggregate Balance at Last FYE ($)(2)
Robert J. Giardina	—	—	—	81,357	111,357
Daniel Gallagher	—	—	—	43,659	62,409
Carolyn Spatafora	—	—	—	—	—
David M. Kastin	—	—	—	20,309	27,809
Paul L. W. Barron	—	—	—	29,166	41,166
Scott Milford	—	—	—	16,496	22,496

(1)	Represents amounts in respect of vesting and payment of previously deferred amounts under the mandatory deferral provision of the Bonus Plan, described below, as well as vesting of amounts previously deferred in connection with the 2012 Dividend in connection with the vesting of the underlying shares of restricted stock.

(2)	All amounts reported in this column are also reported in the Summary Compensation Table in the columns “Non-Equity Incentive Plan Compensation” or “All Other Compensation”.

The Compensation Committee has included a deferral provision to the payment of a portion of non-equity incentive award compensation for awards granted since 2011. Deferred portions are to be paid in three equal annual installments at the same time that bonuses are paid in general during the first quarter of each of the following three years so long as the Named Executive Officer remains employed by the Company on the applicable payment date. The deferred amounts are also payable in connection with specified termination events and in connection with a change in control. See “— Potential Payments Upon Termination or Change in Control” for more information.

In connection with the 2012 Dividend, holders of unvested restricted stock became entitled to payments on each share of unvested restricted stock, which payments were allocated to each holder and become payable on the same vesting schedule as the underlying unvested restricted stock.

Potential Payments Upon Termination or Change in Control

Under the Stock Incentive Plan and the related award agreements entered into between the Company and certain Named Executive Officers, if the Named Executive Officer resigns or the Named Executive Officer’s employment is terminated by the Company for any reason and the Company wishes to enforce specified non-competition and non-solicitation covenants for a period of up to one year, the Company must pay the Named Executive Officer severance compensation equal to no less than such Named Executive Officer’s base salary during such period (other than in the cases of Messrs. Giardina, Gallagher and Kastin, whose employment letters provide for severance payments which are in lieu of the payments described above, and in the case of all Named Executive Officers, in the event of certain terminations in connection with a change in control, in which case severance is provided under the severance agreements in lieu of the payments, in each case, as described in more detail below).

None of the Named Executive Officers have employment agreements with the Company, but the offer letters to each of Mr. Gallagher and Mr. Kastin contain severance arrangements in the event that the executive is terminated without cause. Mr. Kastin’s letter provides for the payment of one year of base salary upon a termination without cause. In February 2015, in connection with Mr. Gallagher’s appointment as Chief Executive Officer, the Company entered into a new employment letter providing severance payments payable upon a termination without cause or resignation due to constructive termination equal to eighteen months’ salary (or twenty months in connection with a constructive termination), an amount equivalent to a pro-rata annual bonus (based on the number of days in the fiscal year through the date of termination) with respect to the fiscal year in which the termination occurs, calculated at target, and up to two years of continued health and insurance benefits, subject to certain conditions, including Mr. Gallagher’s compliance with certain restrictive covenants. These severance arrangements reflect negotiations between the executive and the Company and, in each case, was considered at the time by the Compensation Committee to be appropriate to retain the executive.

Certain awards under our Bonus Plan provide for deferral of amounts earned in excess of 133% of target amounts in the given year. Such excess amounts are deferred and become payable in three equal annual installments during the first quarter of each of the following three years, so long as the Named Executive Officer remains employed with the Company at the payment date. If a Named Executive Officer is terminated (1) by the Company other than for “cause” (as defined in the Stock Incentive Plan) or (2) as a result of the Named Executive Officer’s death or “disability” (as defined in the Stock Incentive Plan), then the Named Executive Officer will be entitled to receive the deferred amounts payable at the times had such termination not occurred. If a “change in control” (as defined in Stock Incentive Plan) occurs, the deferred amounts will be paid within 30 days of the change in control. If the Named Executive Officer is not employed by the Company on the payment date for reasons other than as set forth above, then any outstanding deferred amounts will be forfeited and no longer due and payable.

Under the Stock Incentive Plan, an executive’s unvested stock option and restricted stock awards will vest in full upon a “change in control.” “Change in control” is generally defined in the Stock Incentive Plan as: (1) any person becoming the beneficial owner directly or indirectly, of 40% or more of the combined voting power of the then outstanding securities of the Company or (2) the stockholders of the Company approving a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own 50% or more of the Company’s common stock or pursuant to a spin-off type transaction of such assets to the stockholders of the Company.

The Company has entered into a severance agreement (as amended and restated on February 25, 2015, an “Executive Severance Agreement”) with each of Messrs. Barron, Kastin and Milford and Ms. Spatafora. The Executive Severance Agreement provides that, if the executive officer’s employment is terminated by either (1) the Company without cause (as such term is defined in the Executive Severance Agreement) or (2) by the executive officer due to a “constructive termination” (including a material diminution in the executive’s authority, duties, responsibilities or reporting relationship, except as part of an organizational change; a change in the location at which the executive primarily performs services for the Company of more than 50 miles; or a material reduction in the executive’s base pay or incentive cash compensation), a death or qualifying disability in each case, within a period of twelve months following a change in control (as such term is defined in the Executive Severance Agreement), then the executive officer will receive the following severance: (a) an amount equal to one year of the executive officer’s base salary (or in the event of a constructive termination, fourteen months’ salary), payable in equal monthly installments; (b) a pro rata annual bonus for the fiscal year in which the termination occurred, assuming the approved bonus targets had been met (which bonus will be payable at such time as bonuses are paid to the Company’s employees generally); (c) the continuation of health and dental and disability coverage for up to two years, with the Company continuing to pay the same portion of the premiums as it does for current employees; (d) continuation of Passport Membership at the Company’s fitness clubs for the executive and his or her immediate family at no cost to the executive for a period of one year (or in the event of a constructive termination, fourteen months) and (e) eligibility for outplacement assistance with a cost not to exceed $25,000. The foregoing severance is subject to (1) a covenant by the executive officer not to compete with the Company or its subsidiaries for a period of one year following the termination date; (2) a covenant not to solicit the employees, consultants, customers or suppliers of the Company and its subsidiaries for the one-year period following the termination date; (3) a covenant not to disclose confidential information at all times following the termination date and (4) the execution of a release of claims against the Company, and will be payable in lieu of any severance amounts otherwise payable under the Stock Incentive Plan and related award agreements.

In February 2015, in connection with Mr. Giardina’s transition to Executive Chairman, the Compensation Committee approved a retention payment to Mr. Giardina of $1.1 million payable following September 30, 2015, subject to Mr. Giardina’s continued employment, provided that the Company had the right to extend such date to no later than December 31, 2015 to the extent the Company was engaged in the negotiation of certain strategic transactions. Such date was also subject to acceleration in connection with certain changes to the composition of the board of directors, the signing of an agreement contemplating a change in control, or the termination of the Company’s strategic review process. Mr. Giardina was also entitled to be paid the retention bonus if he was terminated without cause, or as a result of death or disability. In connection with such transition, the Company also agreed to continue the health, dental and disability coverage for Mr. Giardina for a period of up to five years following his departure from the role of Executive Chairman and to provide lifetime gym memberships at the Company’s clubs for Mr. Giardina and his immediate family. On March 24, 2015, the Company announced that, in connection with the entering into of the nomination and settlement agreement with the Walsh/Vora Stockholders and the letter agreement with Farallon and the resulting changes to the Board, Mr. Giardina’s employment with the Company as Executive Chairman would terminate on March 27, 2015, at which time the retention bonus became payable following a release of claims against the Company.

The following table provides an illustration of the payments under current agreements with our Named Executive Officers (including agreements entered into with the Company in February 2015, as described below) in certain termination and change in control scenarios using salary, bonus and other amounts in effect on the last day of the 2014 Fiscal Year:

Name	Cash Payment ($)		Continuation of Health and Insurance and Other Benefits ($)		Accelerated Vesting of Equity Awards ($)(4)	Accelerated Vesting of Deferred Annual Incentive Payment ($)(5)	Total Termination Benefits ($)
Termination not in connection with change in control(1):
Robert J. Giardina	1,100,000	(2)	32,394	(3)	—	—	1,132,394
Daniel Gallagher	1,293,750	(2)	55,947	(3)	—	—	1,349,697
Carolyn Spatafora	350,000		—		—	—	350,000
David M. Kastin	324,990		—		—	—	324,990
Paul L. W. Barron	311,428		—		—	—	311,428
Scott Milford	269,631		—		—	—	269,631
Change in control without termination:
Robert J. Giardina	1,100,000	(2)	32,394	(3)	542,938	21,357	1,696,689
Daniel Gallagher	—		—		347,803	6,159	353,962
Carolyn Spatafora	—		—		89,250	—	89,250
David M. Kastin	—		—		168,088	1,556	169,644
Paul L. W. Barron	—		—		220,913	7,791	228,704
Scott Milford	—		—		84,044	1,122	85,166
Death or Disability:
Robert J. Giardina	1,100,000	(2)	—		—	21,357	1,121,357
Daniel Gallagher	—		—		—	6,159	6,159
Carolyn Spatafora	—		—		—	—	—
David M. Kastin	—		—		—	1,556	1,556
Paul L. W. Barron	—		—		—	7,791	7,791
Scott Milford	—		—		—	1,122	1,122
Termination without cause, resignation due to constructive termination, death or disability following a change in control (6):
Robert J. Giardina	1,100,000	(2)	32,394	(3)	542,938	21,357	1,696,689
Daniel Gallagher	1,293,750	(2)	55,947	(3)	347,803	6,159	1,703,659
Carolyn Spatafora	525,000		50,384		89,250	—	664,634
David M. Kastin	422,487		50,781		168,088	1,556	642,912
Paul L. W. Barron	404,856		40,797		220,913	7,791	674,357
Scott Milford	350,520		50,342		84,044	1,122	486,028

(1)	For a termination not in connection with a change-in-control, if the Company wishes to enforce the non-competition/non-solicitation covenant contained in Stock Incentive Plan and the related award agreements, the Company must pay one year of continued base salary. No additional payments or benefits are contractually required to be provided, although in connection with a termination, the Company may provide additional compensation in consideration for a release of claims. If the Company does not wish to enforce the non-competition/non-solicitation covenant, then no amounts are to be paid to the Named Executive Officers, except that in the case of Mr. Kastin, the Company would still be required to pay this amount upon a termination without cause.

(2)	Pursuant to Mr. Giardina’s February 2015 letter agreement, Mr. Giardina was entitled to receive $1.1 million retention payment upon a termination without cause, death or disability. Pursuant to Mr. Gallagher’s February 2015 letter agreement, upon a termination without cause or a resignation due to constructive termination, whether or not in connection with a change in control, Mr. Gallagher will become entitled to eighteen months salary (twenty months in the case of a resignation due to constructive termination) and a payment equal to his pro rata bonus with respect to the fiscal year, calculated at target. The amounts in the table above assume a termination without cause. In the event of resignation due to constructive termination, these amounts would have increased by $95,833. Payments to Mr. Giardina and Mr. Gallagher are in lieu of any payments under the Stock Incentive Plan described in footnote (1) above and payments under the Executive Severance Agreement described in footnote (6) below and are subject to Mr. Giardina’s and Mr. Gallagher’s respective compliance with non-compete and non-solicitation covenants for a period of twelve months and eighteen months, respectively.

(3)	Pursuant to letter agreements entered into on February 25, 2015, Mr. Giardina and Mr. Gallagher are entitled to the payment of five years and two years of continued health and other insurance benefits, respectively, in connection with any termination other than for “cause” as described in their respective letter agreements. Mr. Giardina is also entitled to a club membership for himself and his immediate family during his lifetime. Mr. Gallagher will be entitled to a club membership for himself and his immediate family for a period of eighteen months (twenty months in the case of a constructive termination) and outplacement services up to $30,000. The amounts in the table above assume a termination without cause.

(4)	For stock options, represents the amount by which the fair market value of a share of the Company’s common stock as of December 31, 2014 exceeded the exercise price of each outstanding unvested stock option, multiplied by the number of shares of the Company’s common stock underlying each such stock option. For restricted stock, represents the total number of unvested shares that would vest and would be distributed under each termination scenario multiplied by the fair market value of a share of the Company’s common stock on December 31, 2014. The values in the table do not include dividend payments payable from the date of grant until the date of accelerated vesting.

(5)	If a Named Executive Officer is terminated (1) by the Company other than for “cause” (as defined in the Stock Incentive Plan) or (2) as a result of the Named Executive Officer’s death or “disability” (as defined in the Stock Incentive Plan), then the Named Executive Officer will be entitled to receive the deferred amounts payable at the times had such termination not occurred. If a “change in control” (as defined in Stock Incentive Plan) occurs, the deferred amounts will be paid within 30 days of the change in control. Amounts deferred under the Bonus Plan as of the end of the fiscal year are included in the fiscal year-end balances set forth under “— 2014 Nonqualified Deferred Compensation”

(6)	Pursuant to Amended and Restated Executive Severance Agreements entered into in February 2015, if within twelve months following a change in control the Named Executive Officer is terminated without cause, resigns due to constructive termination, or terminates employment due to death or disability, the Company must pay one year of continued base salary (fourteen months in the case of a resignation due to constructive termination), a pro-rata annual bonus at target levels with respect to the fiscal year in which the termination occurred, continuation of health and dental and disability coverage for up to two years, continuation of Passport Membership at the Company’s fitness clubs for the executive and his or her immediate family at no cost to the executive for a period of one year (fourteen months in the case of a constructive termination) and eligibility for outplacement assistance with a cost not to exceed $25,000. The amounts in the table above assume a termination without cause, or death or disability. In the event a Named Executive Officer resigned due to constructive termination, these amounts would have increased by $58,333, $54,165, $51,905 and $44,939 for Ms. Spatafora, Mr. Kastin, Mr. Barron and Mr. Milford, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Approval

On an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this Proxy Statement by SEC Regulation S-K Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee acting with respect to the financial statements for the 2014 Fiscal Year (the “2014 Audit Committee”) has reviewed and discussed the audited consolidated financial statements of the Company for the 2014 Fiscal Year with the Company’s management. The Audit Committee has separately discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the 2014 Fiscal Year, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standards No. 16 “Communications with Audit Committee.”

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and discussed with PricewaterhouseCoopers LLP the independence of that firm from the Company.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the 2014 Fiscal Year for filing with the Securities and Exchange Commission.

Submitted by the 2014 Audit Committee of the Company’s Board of Directors:

Thomas J. Galligan III (Chair)

J. Rice Edmonds

John H. Flood

Kevin McCall

ANNUAL REPORT AND HOUSEHOLDING

A copy of the Annual Report of the Company for the 2014 Fiscal Year is being made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

In order to reduce printing and postage costs, only one Annual Report, one Proxy Statement and/or one Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report, one Proxy Statement and/or one Notice of Internet Availability of Proxy Materials, as applicable, and you wish to receive an additional copy or copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please call 212-246-6700 or send a written request to the Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2015

This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015, are available on our Internet website at www.mysportsclubs.com, in the “Investor Relations — SEC Filings” section. Stockholders may obtain copies of the Proxy Statement, Annual Report to Stockholders and form of proxy relating to this or future meetings of the Company’s stockholders on our Internet website, by calling 1-800-632-4605 or by sending the Company an e-mail at investor.relations@town-sports.com. For information on how to obtain directions to the Company’s 2015 Annual Meeting, please call us at 212-246-6700 and ask for directions to the 2015 Annual Meeting of Stockholders.

FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2014 with the SEC on February 27, 2015. Stockholders may obtain a copy of this report, including financial statements and schedules thereto, without charge, on our Internet website at www.mysportsclubs.com, in the “Investor Relations — SEC Filings” section or by writing to the Secretary of the Company, at the Company’s principal executive offices at 5 Penn Plaza (4th Floor), New York, New York 10001.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, references to the Audit Committee Charter and references to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the Proxy Card.

APPENDIX A

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

2006 STOCK INCENTIVE PLAN

(as amended and restated effective as of April 2, 2015)

ARTICLE I.

PURPOSE

The purpose of this 2006 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II.

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

“Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets. The occurrence of Acquisition Event shall be determined by the Committee in its sole discretion.

“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee; provided, however, that the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

“Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Share or Other Stock-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written or electronic agreement evidencing such Award. Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

“Board” means the Board of Directors of the Company.

“Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act, dishonesty, or fraud that could cause significant economic injury to the Company; (iii) a Participant’s insubordination, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company; (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (v) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

“Change in Control” has the meaning set forth in Section 12.2.

“Change in Control Price” has the meaning set forth in Section 12.1.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

“Committee” means: (a) with respect to the application of the Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more Non-Employee Directors, each of whom shall be (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; (ii) with respect to actions intended to comply with the exception for performance-based compensation under Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) an “independent director” as defined under NASD Rule 5605(a) of the Financial Industry Regulatory Authority Rulebook or such other applicable stock exchange rule; and (b) with respect to the application of the Plan to Non-Employee Directors, (i) the Board, or (ii) a committee or subcommittee (which may differ from the committee or subcommittee established for the grant of Awards to employees) comprised of two or more Non-Employee Directors who are each an “independent director” as defined under NASD Rule 5605(a) of the Financial Industry Regulatory Authority Rulebook. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

“Common Stock” means the Common Stock, $0.001 par value per share, of the Company.

“Company” means Town Sports International Holdings, Inc., a Delaware corporation, and its successors by operation of law.

“Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

“Detrimental Activity” means:

(a) disclosing, divulging, furnishing or making available to anyone at any time, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Affiliates, either during or subsequent to Participant’s service relationship with the Company or any of its Affiliates, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Affiliates, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its Affiliate, acquired by the Participant at any time prior to the Participant’s Termination;

(b) any activity while employed or performing services that results, or if known could reasonably be expected to result, in the Participant’s Termination that is classified by the Company as a termination for Cause;

(c) (i) directly or indirectly soliciting, enticing or inducing any employee of the Company or of any of its Affiliates to be employed by a person or entity that is, directly or indirectly, in competition with the business or activities of the Company or any of its Affiliates; (ii) directly or indirectly approaching any such employee for these purposes; (iii) authorizing or knowingly approving the taking of any such action by a third party on behalf of any such person or entity, or assisting any such person or entity in taking such action; or (iv) directly or indirectly soliciting, raiding, enticing or inducing any person or entity (other than the U.S. Government or its agencies) that is, or at any time from and after the date of grant of the Award was, a customer of the Company or any of its Affiliates to become a customer of the Participant or a third party for the same or similar products or services that it purchased from the Company or any of its Affiliates, or approaching any customer of the Company or any of its Affiliates for such purpose, or authorizing or knowingly approving the taking of any action by a third party for such purpose;

(d) the Participant’s Disparagement, or inducement of others to do so, of the Company or any of its Affiliates or their past and present officers, directors, employees or products;

(e) the Participant’s owning, managing, controlling, participating in, consulting with, rendering services for, or in any manner engaging in, any business that, directly or indirectly, is competitive with the business conducted by the Company or any of its Affiliates within any metropolitan area in which the Company or any of its Affiliates engages or has definitive plans to engage in such business, or the rendering of services to such business if such business is otherwise prejudicial to or in conflict with the interests of the Company or any of its Affiliates; or

(f) a material breach of any agreement between the Participant and the Company or any of its Affiliates (including, without limitation, any employment agreement or noncompetition or nonsolicitation or confidentiality agreement).

Unless otherwise determined by the Committee at grant, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant’s Termination.

For purposes of clauses (a), (c), (e) and (f) above, the Chief Executive Officer of the Company has the authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization. If it is determined by a court of competent jurisdiction that any provision in the Plan in respect of Detrimental Activities is excessive in duration or scope or otherwise is unenforceable, then such provision may be modified or supplemented by the court to render it enforceable to the maximum extent permitted by law.

“Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

“Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship that could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

“Effective Date” means the effective date of the Plan as defined in Article XVI.

“Eligible Employees” means each employee of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

“Exercisable Awards” has the meaning set forth in Section 4.2(d).

“Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or The NASDAQ Stock Market; or (b) if not traded on any such national securities exchange or The NASDAQ Stock Market, as quoted on an automated quotation system sponsored by the

National Association of Securities Dealers, Inc. or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted, or if such grant date is not a trading day, the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Company or, if not a day on which the applicable market is open, the next day that it is open.

“Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

“Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

“Non-Employee Director” means a non-employee director of the Company or any of its Affiliates.

“Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

“Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, a restricted stock unit or an Award valued by reference to an Affiliate.

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

“Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

“Performance Goals” has the meaning set forth on Exhibit A.

“Performance Period” means the duration of the period during which receipt of an Award is subject to the satisfaction of performance criteria, such period as determined by the Committee in its sole discretion.

“Performance Share” means an Award made pursuant to Article IX of the Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

“Plan” means this Town Sports International Holdings, Inc. 2006 Stock Incentive Plan, as amended or amended and restated from time to time.

“Other Extraordinary Event” has the meaning set forth in Section 4.2(b).

“Reference Stock Option” has the meaning set forth in Section 7.1.

“Registration Date” means the first date after the Effective Date on which (a) the Company sells its Common Stock in a bona fide underwriting pursuant to a registration statement under the Securities Act or (b) any class of common equity securities of the Company is required to be registered under Section 12 of the Exchange Act.

“Restricted Stock” means a share of Common Stock issued under the Plan that is subject to restrictions under Article VIII.

“Restriction Period” has the meaning set forth in Section 8.3(a).

“Retirement” means a voluntary Termination of Employment or Termination of Consultancy at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion, at the time of grant, or thereafter provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, except that Retirement shall not include any Termination with or without Cause. With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 65 but after age 50.

“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

“Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury regulations thereunder.

“Section 4.2 Event” has the meaning set forth in Section 4.2(b).

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

“Special Unvested Options or Rights” has the meaning set forth in Section 11.1(a)(v).

“Stock Appreciation Right” means the right pursuant to an Award granted under Article VII to receive a number of shares of Common Stock and/or cash with an aggregate value, as determined by the Committee, equal to the difference between (i) the aggregate Fair Market Value of the shares of Common Stock underlying the Stock Appreciate Right on the date such Stock Appreciation Right is exercised, and (ii) the aggregate exercise price of such Stock Appreciation Right.

“Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

“Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

“Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

“Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter. Further, notwithstand-

ing the foregoing, with respect to Awards granted on or after March 15, 2007, a Participant that is a full-time employee of the Company or an Affiliate that commences working on a part-time basis for the Company or an Affiliate shall be deemed to have experienced an involuntary Termination of Employment without Cause if such Participant is not regularly scheduled to work more than 24 hours per week.

“Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferrable” shall have a correlative meaning.

ARTICLE III.

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Shares; and (v) Other Stock-Based Awards. In particular, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c) to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.3(d);

(g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, in a manner intended to comply with Section 409A of the Code;

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to an Award for a period of time as determined by the Committee, in its sole discretion, following the date of such Award; and

(j) generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

3.3 Guidelines. Subject to Article XIII, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be as fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Designation of Consultants/Liability.

(a) The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b) The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV.

SHARE LIMITATION

4.1 Shares.

(a) General Limitations. The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 3,500,000 shares of Common Stock (and in each case, subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Option, Stock Appreciation Right or Other Stock-Based Award subject to exercise granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any shares of Restricted Stock, Performance Shares or Other Stock-Based Awards, denominated in shares of Common Stock, granted under the Plan are forfeited for any reason, the number of forfeited shares of Restricted Stock, Performance Shares or such Other Stock-Based Awards not subject to exercise shall again be available for the purposes of Awards under the Plan, as provided in this Section 4.1(a). Notwithstanding anything herein to the contrary, any share of Common Stock that again becomes available for grant pursuant to this Section 4.1(a) shall be added back as one share of Common Stock to the maximum aggregate limit.

(b) Individual Participant Limitations.

(i) The maximum number of shares of Common Stock subject to any Award of Stock Options, Stock Appreciation Rights or shares of Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is subject to the attainment of Performance Goals in accordance with Section 8.3(a)(ii), which may be granted under the Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 250,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 250,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) during any fiscal year of the Company.

(ii) The maximum number of shares of Common Stock subject to any Award of Stock Options (other than Incentive Stock Options), Stock Appreciation Rights or Other Stock-Based Awards that may be granted under the Plan during any fiscal year of the Company to each Non-Employee Director shall be 250,000 shares per type of Award (which shall be subject to any further increase or decrease pursuant to Section 4.2), provided that the maximum number of shares of Common Stock for all types of Awards does not exceed 250,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) during any fiscal year of the Company.

(iii) There are no annual individual Eligible Employee or Consultant share limitations on Restricted Stock for which the grant of such Award or the lapse of the relevant Restriction Period is not subject to attainment of Performance Goals in accordance with Section 8.3(a)(ii).

(iv) The maximum value at grant of Performance Shares that may be granted under the Plan with respect to any fiscal year of the Company to each Eligible Employee or Consultant shall be $1,000,000. Each Performance Share shall be referenced to one share of Common Stock and shall be charged against the available shares under the Plan at the time the unit value measurement is converted to a referenced number of shares of Common Stock in accordance with Section 9.1.

(v) The individual Participant limitations set forth in this Section 4.1(b) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, (vi) any Section 4.2 Event, or (vii) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (iii) the purchase price thereof, and/or (iv) the individual Participant limitations set forth in Section 4.1(b) (other than those based on cash limitations) shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all the Company’s assets or business, then the Committee shall appropriately adjust any Award and make such other necessary adjustments to the Plan as determined by the Committee. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options or Stock Appreciation Rights or any Other Stock Based Award that provides for a Participant elected exercise (“Exercisable Awards”) effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Exercisable Awards that are then outstanding to the extent vested as of the date on which such notice of termination is delivered (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. For the avoidance of doubt, in the event of an Acquisition Event, the Committee may, in its sole discretion, terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value without payment of consideration therefor.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the applicable provisions of Section 4.2(b) and Article XII shall apply.

4.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V.

ELIGIBILITY AND GENERAL REQUIREMENTS FOR AWARDS

5.1 General Eligibility. All Eligible Employees, Consultants, Non-Employee Directors and prospective employees and consultants are eligible to be granted Awards, subject to the terms and conditions of the Plan. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective employee or consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI.

STOCK OPTIONS

6.1 Options. Each Stock Option granted under the Plan shall be one of two types: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall, in its sole discretion, have the authority to grant any Consultant or Non-Employee Director Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee, in its sole discretion, shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods or upon attainment of certain financial results), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Option agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the later of the date the Stock Option is exercised or the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on The NASDAQ Stock Market, any other national securities exchange or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of shares of Common Stock, which are not subject to any pledge or other security interest and which have been owned by the Participant free of any vesting requirements or other restrictions for at least six (6) full calendar months, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee, in its sole discretion). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(g) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may, in its sole discretion (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided further that such action does not subject the Stock Options to Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(h) Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VI and treated as Restricted Stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(i) Other Terms and Conditions. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall, in its sole discretion, deem appropriate.

ARTICLE VII.

STOCK APPRECIATION RIGHTS

7.1 Stock Appreciation Rights. Stock Appreciation Rights may be issued either alone or in conjunction with any other Awards granted under the Plan.

7.2 Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee in its sole discretion, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. The term of each Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c) Exercisability. Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion. Unless otherwise determined by the Committee at grant, the Award agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Appreciation Right, all Stock Appreciation Rights held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Appreciation Right, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the later of the date the Stock Appreciation Right is exercised or the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised.

(e) Settlement. Upon the exercise of a Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or shares of Common Stock (as chosen by the Committee in its sole discretion at grant, or thereafter if no rights of a Participant are reduced) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(f) Non-Transferability. No Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.3 Limited Stock Appreciation Rights. The Committee may, in its sole discretion, designate an Award of Stock Appreciation Rights either as general Stock Appreciation Rights or as Limited Stock Appreciation Rights. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount set forth in Section 7.2(e).

ARTICLE VIII.

RESTRICTED STOCK

8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after, any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the Fair Market Value at the time of vesting of any Restricted Stock that had vested in the period referred to above.

8.2 Awards and Certificates. Eligible Employees, Consultants and Non-Employee Directors selected to receive Restricted Stock shall forfeit any rights with respect to such Award, if such Participant fails to deliver a fully executed copy of the agreement evidencing the Award to the Company within a reasonable timeframe, as may be determined by the Committee from time to time. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such other period as the Committee may specify) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (THE “ COMPANY”) 2006 STOCK INCENTIVE PLAN (AS THE SAME MAY BE AMENDED OR AMENDED AND RESTATED FROM TIME TO TIME, THE “PLAN”) AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED                     . COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(d) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) (i) Restriction Period. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii) Objective Performance Goals, Formulae or Standards. If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Stock Award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

(b) Rights as a Stockholder. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee may, in its sole discretion, determine at the time of grant that the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.

(c) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX.

PERFORMANCE SHARES

9.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall, in its sole discretion, determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the Performance Period during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

Unless otherwise determined by the Committee at grant, each Award of Performance Shares shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after the later of the date of any vesting of Performance Shares or the date of the Participant’s Termination, the Committee may direct (at any time within one year thereafter) that all unvested Performance Shares shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any Performance Shares that had vested in the period referred to above.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share upon the attainment of objective performance goals established pursuant to Section 9.2(c) below.

9.2 Terms and Conditions. Performance Shares awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning of Performance Share Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Share Award that has been earned.

(b) Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, Performance Shares may not be Transferred during the Performance Period.

(c) Objective Performance Goals, Formulae or Standards. The Committee shall establish the objective Performance Goals for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

(d) Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

(e) Payment. Following the Committee’s determination in accordance with subsection (a) above, shares of Common Stock, the cash equivalent of such shares or a combination thereof, as determined by the Committee in its sole discretion, shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned Performance Share. Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Share and/or subject the payment of all or part of any Performance Share to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f) Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, in its sole discretion, at or after grant, accelerate the vesting of all or any part of any Performance Share Award and/or waive the deferral limitations for all or any part of such Award.

ARTICLE X.

OTHER STOCK-BASED AWARDS

10.1 Other Awards. The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Unless otherwise determined by the Committee at grant, each Other Stock-based Award shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period after the later of the date of any vesting of Performance Shares or the date of the Participant’s Termination, the Committee may direct (at any time within one year thereafter) that any unvested portion of such Award shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to any gain the Participant realized from any such Award that had vested in the period referred to above.

Subject to the provisions of the Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals set forth on Exhibit A as the Committee may determine, in its sole discretion; provided that to the extent that such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee shall establish the objective Performance Goals for the vesting of such Other Stock-Based Awards based on a performance period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisition) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable Performance Goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c) Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

(d) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

(e) Payment. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

ARTICLE XI.

TERMINATION

11.1 Termination. The following rules apply with regard to the Termination of a Participant.

(a) Rules Applicable to Stock Option and Stock Appreciation Rights. Unless otherwise determined by the Committee at grant (or, if no rights of the Participant are reduced, thereafter):

(i) Termination by Reason of Death, Disability or Retirement. If a Participant’s Termination is by reason of death, Disability or the Participant’s Retirement, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one-year period from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights; provided , however, if the Participant dies within such exercise period, all unexercised Stock Options or Stock Appreciation Rights held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(ii) Involuntary Termination Without Cause. If a Participant’s Termination is by involuntary termination without Cause, all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options or Stock Appreciation Rights.

(iii) Voluntary Termination. If a Participant’s Termination is voluntary (other than a voluntary termination described in Section 11.2(a)(iv)(2) below, or a Retirement), all Stock Options or Stock Appreciation Rights that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated terms of such Stock Options or Stock Appreciation Rights.

(iv) Termination for Cause. If a Participant’s Termination: (1) is for Cause or (2) is a voluntary Termination (as provided in subsection (iii) above) or a Retirement after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options or Stock Appreciation Rights, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(v) Unvested Stock Options and Stock Appreciation Rights. Stock Options or Stock Appreciation Rights that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination. Notwithstanding the foregoing, if a Participant is deemed to have experienced a Termination of Employment in accordance with the last sentence of the definition thereof, then (A) any Stock Options and any Stock Appreciation Rights that are not vested as of the date of such Participant’s Termination of Employment in accordance with the last sentence of the definition thereof (“Special Unvested Options or Rights”) shall not terminate or expire as of the date of such Termi-

nation of Employment and shall remain outstanding until a Participant experiences a Termination of Employment (other than on account of the last sentence of last sentence of the definition of “Termination of Employment”), but in no event beyond the expiration of the stated term of any such Special Unvested Options or Rights, and (B) no Special Unvested Options or Rights will thereafter vest except as set forth in the next succeeding sentence. If, after a Termination of Employment in accordance with the last sentence of the definition thereof, (1) a Participant remains continuously employed by the Company or any of its Affiliates, and (2) subsequent thereto, such Participant becomes regularly scheduled to work more than 24 hours per week, then any Special Unvested Options or Rights shall immediately vest as to any shares of Common Stock that did not vest under the terms of such Special Unvested Options or Rights between the date of such Participant’s Termination of Employment in accordance with the last sentence of the definition thereof and the date such Participant became regularly scheduled to work more than 24 hours per week solely as a result of the application of the immediately preceding sentence.

(b) Rules Applicable to Restricted Stock, Performance Shares and Other Stock-Based Awards. Unless otherwise determined by the Committee at grant or thereafter, upon a Participant’s Termination for any reason: (i) during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited; and (ii) any unvested Performance Shares or Other Stock-Based Awards shall be forfeited.

ARTICLE XII.

CHANGE IN CONTROL PROVISIONS

12.1 Benefits. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment agreement between the Company and a Participant, a Participant’s unvested Award shall vest in full and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(a) Awards, whether or not vested by their terms or pursuant to the preceding sentence, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control (other than with respect to vesting pursuant to the foregoing provisions of this Section 12.1) and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same or other appropriate distribution as other Common Stock on such terms as determined by the Committee in its sole discretion; provided, however, that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation §1.424-1 (and any amendments thereto) and for purposes of Non-Qualified Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation §1.424-1 (and any amendments thereto) to the extent required by Section 409A of the Code.

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate (or the cancellation and extinguishment thereof pursuant to the terms of a merger agreement entered into by the Company) for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. For purposes of this Section 12.1, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company.

(c) The Committee may, in its sole discretion, provide for the cancellation of any particular Award or Awards without payment, if the Change in Control Price is less than the Fair Market Value of such Award(s) on the date of grant.

(d) Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at the time of grant or at any time thereafter.

12.2 Change in Control. Unless otherwise determined by the Committee in the applicable Award agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur following any transaction if: (a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the then outstanding securities of the Company (or its successor corporation); or (b) the stockholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale, or (ii) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the stockholders of the Company.

ARTICLE XIII.

TERMINATION OR AMENDMENT OF PLAN

13.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, pursuant to the requirements of NASD Rule 4350(i)(1)(A) of the Financial Industry Regulatory Authority Rulebook or such other applicable stock exchange rule, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would:

(a) increase the aggregate number of shares of Common Stock that may be issued under the Plan pursuant to Section 4.1 (except by operation of Section 4.2);

(b) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2) ;

(c) change the classification of Eligible Employees or Consultants eligible to receive Awards under the Plan;

(d) decrease the minimum option price of any Stock Option or Stock Appreciation Right;

(e) extend the maximum option period under Section 6.3;

(f) alter the Performance Goals for the Award of Restricted Stock, Performance Shares or Other Stock-Based Awards subject to satisfaction of Performance Goals as set forth in Exhibit A;

(g) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price, except in accordance with Section 6.3(g); or

(h) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Stock Option or Stock Appreciation Right, or to make any other amendment that would require stockholder approval under NASD Rule 4350(i)(1)(A) of the Financial Industry Regulatory Authority Rulebook, or the rules of any other exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall adversely impair the rights of any holder without the holder’s consent. Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Code Section 409A or any other applicable law.

ARTICLE XIV.

UNFUNDED PLAN

14.1 Unfunded Status of Plan. The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XV.

GENERAL PROVISIONS

15.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law-related representations as the Committee shall request. In addition to any legend required by the Plan, the certificates and/or book entry accounts for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.

All certificates and/or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, The NASDAQ Stock Market or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

15.4 Withholding of Taxes.

(a) The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.

(b) Without limiting the generality of subsection (a) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock, which are not subject to any pledge or other security interest and which have been owned by the Participant free of any vesting requirements or other restrictions for at least six (6) full calendar months having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

15.5 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

15.6 Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 15.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

15.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

15.8 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

15.9 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

15.10 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

15.11 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

15.12 Death/Disability. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may, in its discretion, also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

15.13 Section 16(b) of the Exchange Act. On and after the Registration Date, all elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

15.14 Section 409A of the Code. Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. With respect to any Award that would be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code, any termination of employment, consultancy or directorship shall not be treated as a “Termination” under the Plan unless such termination qualifies as a “separation from service” under Section 409A of the Code.

15.15 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

15.16 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

15.17 Payments to Minors, Etc.

Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

15.18 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XVI.

EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board or such later date as provided in the adopting resolution, subject to the approval of the Plan by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board in accordance with the laws of the State of Delaware.

ARTICLE XVII.

TERM OF PLAN

The Plan was initially adopted by the Board on May 30, 2006, and was approved by the Company’s stockholders on May 30, 2006. The Plan was subsequently amended and restated effective March 1, 2011, which amendment and restatement was approved by the Company’s stockholders on May 12, 2011. The Plan is amended and restated April 2, 2015 (the “Effective Date”), subject to the approval by the Company’s stock-

holders. No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but Awards granted prior to such dates may, and the Committee’s authority to administer the terms of such Awards, extend beyond that date; provided, however, that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.

ARTICLE XVIII.

NAME OF PLAN

The Plan shall be known as the “Town Sports International Holdings, Inc. 2006 Stock Incentive Plan.”

EXHIBIT A

Performance Goals

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of the grant or vesting of Awards of Restricted Stock, Other Stock-Based Awards and/or Performance Shares, each intended to be “performance-based” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals (“Performance Goals”):

(a)	earnings per share;

(b)	operating income;

(c)	net income;

(d)	cash flow;

(e)	gross profit;

(f)	gross profit return on investment;

(g)	gross margin return on investment;

(h)	gross margin;

(i)	working capital;

(j)	earnings before interest and taxes;

(k)	earnings before interest, tax, depreciation and amortization;

(l)	return on equity;

(m)	return on assets;

(n)	return on capital;

(o)	return on invested capital;

(p)	net revenues;

(q)	gross revenues;

(r)	revenue growth;

(s)	total shareholder return;

(t)	economic value added;

(u)	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

(v)	the fair market value of the shares of the Company’s Common Stock;

(w)	the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends;

(x)	reduction in expenses.

To the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(i)	restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(ii)	an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(iii)	a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(a)	designate additional business criteria on which the performance goals may be based; or

(b)	adjust, modify or amend the aforementioned business criteria.

APPENDIX B

AMENDED AND RESTATED

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

2006 ANNUAL PERFORMANCE BONUS PLAN

(2015 Amendment and Restatement)

This Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan (the “Plan”), initially approved by the Board of Town Sports International Holdings, Inc. (the “ Company “), and adopted by the stockholders of the Company in May 2006, is hereby amended and restated in its entirety, effective as of the Effective Date, as follows:

SECTION 1

PURPOSE

The purpose of the Plan is to permit the Company, through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Code, to attract and retain key employees and to motivate these employees to promote the profitability and growth of the Company.

SECTION 2

DEFINITIONS

“Award “ shall mean the amount granted to a Participant by the Committee for a Performance Period.

“Board” shall mean the Board of Directors of the Company, or the successor thereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended and any successor thereto, and any regulations and guidance promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof), which Committee shall, to the extent an award granted hereunder is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, be constituted solely of two or more members who satisfy the definition of “outside director” within the meaning of Section 162(m) of the Code.

“Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.

“Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.

“Effective Date” shall mean the date on which the Plan is adopted by the Board, subject to the approval of the stockholders of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive” shall mean any Covered Employee and, in the discretion of the Committee, any other employee of the Company or any other Service Recipient.

“Participant” shall mean, for each Performance Period, each Executive who has been selected by the Committee, in accordance with Section 4 hereof, to participate in the Plan.

“Performance Period” shall mean each fiscal year of the Company or such other period (as specified by the Committee) over which performance is to be measured (not to exceed five years) with respect to which an Award may be granted. Performance Periods may not overlap.

“Plan” shall mean this Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan, as amended from time to time.

“Qualified Performance-Based Award” shall mean an Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Measures.

“Qualified Performance Measures” shall mean one or more of the performance measures listed on Exhibit A upon which performance goals for certain Qualified Performance-Based Awards may be established from time to time by the Committee within the time period prescribed by Section 162(m) of the Code.

“Section 162(m) Cash Maximum” shall mean $2,000,000.

“Section 162(m) Exemption” shall mean the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

“Service Recipient” shall mean the Company, any subsidiary of the Company, or any affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” (within the meaning of Treasury Regulation Section 1.409A-1(or any successor regulation).

SECTION 3

ADMINISTRATION

(a) The Plan shall be administered, operated and interpreted by the Committee, to the extent reasonably possible, in a manner which would be expected to cause any award intended to be qualified as performance-based compensation under Section 162(m) of the Code to so qualify. The Committee shall establish the performance objectives for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objectives have been obtained. Any determination made by the Committee under the Plan shall be final, conclusive and binding on the Company, any Participant and any other person dealing with the Plan.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable (including counsel or agents who are employees of the Company or any other Service Recipient) for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

(c) The Committee may delegate its authority under this Plan; provided that, the Committee shall in no event delegate its authority with respect to the compensation of the Chief Executive Officer of the Company, the four most highly compensated executive officers, or such other Covered Employees of the Company as may be determined under Section 162(m) of the Code, or any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.

SECTION 4

DETERMINATION OF AWARDS

(a) Prior to the beginning of each Performance Period, or at such later time as determined by the Committee, the Committee shall establish: (1) the Executives or class of Executives who will be Participants in the Plan; (2) for each Participant a maximum Award, which shall not exceed the Section 162(m) Cash Maximum; and (3) the performance goal(s) and Qualified Performance Measure(s) applicable to, and the method for computing the amount payable upon achievement of such performance goal(s) in connection with, any Award; provided, however, that with respect to any Qualified Performance-Based Award, such determinations by the Committee shall be made prior to the beginning of each Performance Period, or at such later time as may be permitted by applicable provisions of the Code (which currently is not later than the earlier of (i) 90 days after the beginning of the period of service to which the performance goal(s) relate or (ii) the first 25% of the period of service).

(b) Following the end of each Performance Period, and before any payments are made under the Plan, the Committee shall certify in writing the satisfaction of the performance goal(s) for any Qualified Performance Measure(s) applicable to any Qualified Performance-Based Award.

(c) The Committee may reduce or eliminate the Award granted to any Participant based on factors determined by the Committee, including but not limited to, performance against budgeted financial goals and the Participant’s personal performance, provided, however, that any such reduction or elimination shall not operate to increase a Qualified Performance-Based Award, or amount payable thereunder, to any Participant. The Committee may not increase a Qualified Performance-Based Award, or amount payable thereunder, granted to a Participant. If the applicable performance goals in respect of an Award that is not a Qualified Performance-Based Award are not met or satisfied, the Committee may pay to a Participant a discretionary amount in respect of such Award.

SECTION 5

PAYMENT OF AWARDS

(a) Awards may be paid at such time(s) as determined by the Committee but in all events except as provided in the next sentence, shall be paid not later than the later of: (i) March 15 after the end of the applicable year; or (ii) two and one-half (2 1 / 2) months after the expiration of the fiscal year in which the Performance Period with respect to which they are earned ends. The Committee may defer payment of all or any portion of any Awards with such conditions as the Committee may determine and may permit a Participant electively to defer receipt of all or a portion of an Award; provided, that any such deferral must, to the extent needed for purposes of Section 409A of the Code, be made in accordance with the requirements of Section 409A of the Code. Unless otherwise determined by the Committee in its sole discretion, no Award or pro rata portion thereof shall be payable to any individual whose employment with the Company or any other Service Recipient has ceased prior to the date such Award is paid.

(b) In the sole discretion of the Committee, Awards may be paid in whole or in part in cash, Common Stock (which may or may not be subject to restriction) other property, or any combination thereof, provided that any Common Stock shall be issued under the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan as an “other stock-based award” (or another plan maintained by the Company that was approved by the stockholders of the Company) or under another arrangement that is permitted under applicable stock exchange or listing rules.

SECTION 6

AMENDMENTS

The Committee may amend the Plan at any time and from time to time, provided that no such amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code, NASDAQ listing rules or the Exchange Act, or any other applicable law, rule or regulation, shall be effective without such consent. No amendment which adversely affects a Participant’s rights to, or interest in, an Award granted prior to the date of the amendment shall be effective with respect to such Participant unless the Participant shall have agreed thereto in writing.

SECTION 7

TERMINATION

The Committee may terminate this Plan at any time but in no event shall the termination of the Plan adversely affect the rights of any Participant to a previously granted Award without such Participant’s written consent.

SECTION 8

OTHER PROVISIONS

(a) Effectiveness of the Plan.    The Plan shall remain in effect from the Effective Date until such time as it is terminated by the Board or the Committee.

(b) Designation of Beneficiary.    Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(c) No Right to Continued Employment or Awards.    Nothing in this Plan or in any notice of an Award shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any other Service Recipient or affect the right of the Company or any other Service Recipient to terminate the employment of any Participant. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

(d) No Limitation on Corporate Actions.    Nothing contained in the Plan shall be construed to prevent the Company or any other Service Recipient from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any other Service Recipient as a result of any such action.

(e) Non-Assignability.    No Award or payment thereof nor any right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

(f) Withholding.    A Participant may be required to pay to the Company or any other Service Recipient and the Company or any other Service Recipient shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

(g) Severability.    In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

(h) Governing Law.    The Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

(i) Headings.    Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

(j) Compliance with Section 409A of the Code.    The Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, if at the time of the Participant’s termination of employment with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s termination of employment with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment. Each payment made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A of the Code.

EXHIBIT A

Performance Measures

The performance goals shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in the following criteria or such other criteria determined by the Committee: (i) earnings per share; (ii) operating income; (iii) net income; (iv) cash flow; (v) gross profit; (vi) gross profit return on investment; (vii) gross margin return on investment; (viii) gross margin; (ix) working capital; (x) earnings before interest and taxes; (xi) earnings before interest, tax, depreciation and amortization; (xii) return on equity; (xiii) return on assets; (xiv) return on capital; (xv) return on invested capital; (xvi) net revenues; (xvii) gross revenues; (xviii) revenue growth; (xix) total stockholder return; (xx) economic value added; (xxi) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion; (xxii) the fair market value of the shares of the Common Stock; (xxiii) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or (xxiv) reduction in expenses.

The Committee may, may determine at the time the performance goals are established that certain adjustments will be made in evaluating whether the performance goals have been met to take into account, in whole or in part, in any manner specified by the Committee, in its sole discretion, any one or more of the following: (A) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges, (B) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (C) a change in tax law or accounting standards required by generally accepted accounting principles. Performance goals may also be based upon individual Participant performance goals, as determined by the Committee, in its sole discretion.

In addition, performance goals may be based upon the attainment of specified goals attained by, or with respect to, the Company, or any subsidiary, division or other operational unit or business segment of the Company, or based upon performance under one or more of the measures described above relative to the performance of other corporations. The Committee may, at the time the performance goals are established, determine to: (x) designate additional business criteria on which the performance goals may be based or (y) adjust, modify or amend the aforementioned business criteria.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ATTN: DAVID KASTIN 5 PENN PLAZA, 4TH FLOOR NEW YORK, NY 10001

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees	☐	☐	☐

01 06	Martin J. Annese 02 Bruce C. Bruckmann 03 Jason M. Fish 04 Thomas J. Galligan III 05 Robert J. Giardina Mark A. McEachen 07 Patrick Walsh 08 L. Spencer Wells

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.						For	Against	Abstain
2	Proposal to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.					☐	☐	☐

3	Advisory Vote on Executive Compensation: To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.					☐	☐	☐

4	Proposal to approve the Town Sports International Holdings, Inc. 2006 Stock Incentive Plan (as amended and restated effective April 2, 2015).					☐	☐	☐

5	Proposal to approve the Amended and Restated Town Sports International Holdings, Inc. 2006 Annual Performance Bonus Plan (2015 Amendment and Restatement).					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000247451_1     R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

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TOWN SPORTS INTERNATIONAL HOLDINGS, INC. Annual Meeting of Stockholders June 11, 2015 This proxy is solicited by the Board of Directors

The undersigned stockholder of Town Sports International Holdings, Inc., a Delaware corporation, hereby revokes all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof, acknowledges receipt of the Notice of Internet Availability of Proxy Materials, and/or the Proxy Statement, dated April 27, 2015, and appoints Daniel Gallagher, Chief Executive Officer and President, Carolyn Spatafora, Chief Financial Officer, and David M. Kastin, Senior Vice President - General Counsel and Corporate Secretary, and each of them, the undersigned’s true and lawful agents and proxies, with full power of substitution and resubstitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Town Sports International Holdings, Inc. to be held at Crowne Plaza Times Square, 1605 Broadway, New York, NY 10019, on Thursday, June 11, 2015 at 10:00 a.m. (New York City time), and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of common stock of Town Sports International Holdings, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy, with the same force and effect as the undersigned might or could do if personally present thereat.

This proxy when properly executed will be voted in the manner directed herein. If the proxy is signed but no direction given, this proxy will be voted FOR the election of the director nominees listed on the reverse side and FOR Proposals 2, 3, 4 and 5. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

Continued and to be signed on reverse side

0000247451_2     R1.0.0.51160